AN OFFERING STATEMENT PURSUANT TO REGULATION A RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. INFORMATION CONTAINED IN THIS PRELIMINARY OFFERING CIRCULAR IS SUBJECT TO COMPLETION OR AMENDMENT. THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED BEFORE THE OFFERING STATEMENT FILED WITH THE COMMISSION IS QUALIFIED. THIS PRELIMINARY OFFERING CIRCULAR SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR MAY THERE BE ANY SALES OF THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL BEFORE REGISTRATION OR QUALIFICATION UNDER THE LAWS OF SUCH STATE. THE COMPANY MAY ELECT TO SATISFY ITS OBLIGATION TO DELIVER A FINAL OFFERING CIRCULAR BY SENDING YOU A NOTICE WITHIN TWO BUSINESS DAYS AFTER THE COMPLETION OF THE COMPANY’S SALE TO YOU THAT CONTAINS THE URL WHERE THE FINAL OFFERING CIRCULAR OR THE OFFERING STATEMENT IN WHICH SUCH FINAL OFFERING CIRCULAR WAS FILED MAY BE OBTAINED.

Offering Circular Dated: 06/10/2024

Megola, Inc.

Maximum Total Offering $10,000,000

Up to $10,000,000 of Offering Amount Available in
Original Issuance Common Shares (400,000,000 Common Shares)

Megola, Inc. (the “Company”) is offering the following securities on a “best efforts” basis:

•	400,000,000 shares of common stock originally issued by the Company

All of the securities made available in this Offering shall be called the Offering Securities.” Since there is no minimum amount of securities that must be purchased, all investor funds will be available to the company (and selling security holders as applicable) upon commencement of this Offering and no investor funds will be returned if an insufficient number of securities are sold to cover the expenses of this Offering and provide net proceeds to the company.

The minimum purchase requirement per investor is $1,000; however, the Company can waive the minimum requirement on a case-by-case basis in its sole discretion. The Company expects to commence the sale of the Offered Securities as of the date on which the Offering Statement (“Offering Statement”) of which this Offering Circular is a part, is qualified by the United States Securities and Exchange Commission (the “SEC”).

At the time of this Offering, the Company’s stock trades under the symbol MGON on the OTC market.

A maximum of $10,000,000 of Offered Securities will be offered worldwide. No sales of Offered Securities or Selling Securities Holder Securities will be made anywhere in the world prior to the qualification of the Offering Statement by the SEC in the United States. All Offered Securities will be initially offered in the jurisdiction at the same U.S. dollar price that is set forth in this Offering Circular.

	Price to Public	Underwriting Discount and Commissions (1)	Proceeds to Issuer	Proceeds to Other Persons
Per Common Share	$.025	$0.00	$0.025	$0.00

(1) We are not currently using commissioned sales agents or underwriters.

These are speculative securities. Investing in our securities involves significant risks. You should purchase these securities only if you can afford a complete loss of your investment. See “Risk Factors” beginning on page 6.

The SEC does not pass upon the merits of or give its approval to any securities offered or the terms of the offering, nor does it pass upon the accuracy or completeness of any offering circular or other solicitation materials. These securities are offered pursuant to an exemption from registration with the SEC; however, the SEC has not made an independent determination that the securities offered are exempt from registration.

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THIS OFFERING CIRCULAR MAY CONTAIN FORWARD-LOOKING STATEMENTS AND INFORMATION RELATING TO, AMONG OTHER THINGS, THE COMPANY, ITS BUSINESS PLAN AND STRATEGY, AND ITS INDUSTRY. THESE FORWARD-LOOKING STATEMENTS ARE BASED ON THE BELIEFS OF, ASSUMPTIONS MADE BY, AND INFORMATION CURRENTLY AVAILABLE TO THE COMPANY’S MANAGEMENT. WHEN USED IN THE OFFERING MATERIALS, THE WORDS “ESTIMATE,” “PROJECT,” “BELIEVE,” “ANTICIPATE,” “INTEND,” “EXPECT” AND SIMILAR EXPRESSIONS ARE INTENDED TO IDENTIFY FORWARD-LOOKING STATEMENTS. THESE STATEMENTS REFLECT MANAGEMENT’S CURRENT VIEWS WITH RESPECT TO FUTURE EVENTS AND ARE SUBJECT TO RISKS AND UNCERTAINTIES THAT COULD CAUSE THE COMPANY’S ACTUAL RESULTS TO DIFFER MATERIALLY FROM THOSE CONTAINED IN THE FORWARD-LOOKING STATEMENTS. INVESTORS ARE CAUTIONED NOT TO PLACE UNDUE RELIANCE ON THESE FORWARD-LOOKING STATEMENTS, WHICH SPEAK ONLY AS OF THE DATE ON WHICH THEY ARE MADE.

OFFERING CIRCULAR SUMMARY

The following summary highlights selected information contained in this Offering Circular. This summary does not contain all the information that may be important to you. You should read this entire Offering Circular carefully, including the sections titled “Risk Factors”, “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and our consolidated financial statement and the related notes included elsewhere in this Offering Circular, before making an investment decision. Unless the context otherwise requires, the terms “Megola, Inc.”, “the Company,” “we,” “us” and “our” in this Offering Circular refer to Megola, Inc.

OUR COMPANY

Megola, Inc. is incorporated in Nevada, with R&D in Seattle and corporate headquarters in Florida. The Company is focused on developing and commercializing its portfolio of intellectual property related to consumer and industrial products. The Company plans to manufacture, market and sell its products on an international scale.

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THE OFFERING

Issuer:	Megola, Inc.
Securities Offered:	Investors in this Offering will have the opportunity to purchase 400,000,000 shares of common stock originally issued by the Company.
Common Stock Outstanding Before the Offering:	291,876,881 Common Shares
Common Stock Outstanding After the Offering:	691,876,881 Common Shares
Minimum number of Securities to be sold in this Offering:	No minimum number of securities to be sold in this offering
Market for the Common Securities:	The Company’s stock currently trades under the symbol MGON on OTC.
Term of Offering:	The Company is offering its securities directly to the public on a best-efforts basis
Use of proceeds:

Proceeds from the sales of Common Stock included in this Offering will be used as set forth below:

This offering is a pivotal step in our strategic plan, designed to enhance various facets of our business.

We plan to allocate funds into each of the categories listed below.

Product Development: $1,100,000
Regulatory Registrations: $920,000
Manufacturing Scale-Up: $300,000
Build-out of Lab Facilities: $250,000
Intellectual Property Protection: $300,000
Marketing: $930,000
Human Resources: $1,500,000
Corporate Expenses: $700,000
Share Buy-Backs: $3,000,000
Working Capital: $1,000,000

Risk factors:	Investing in our securities involves a high degree of risk. As an investor you should be able to bear a complete loss of your investment. You should carefully consider the information set forth in the “Risk Factors” section of this Offering Circular.

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RISK FACTORS

An investment in our securities involves a high degree of risk and many uncertainties. You should carefully consider the specific factors listed below, together with the cautionary statement that follows this section and the other information included in this Offering Circular, before purchasing our securities in this offering. The risks and uncertainties described below are not the only ones that we face. Additional risks and uncertainties that we are unaware of may also become important factors that adversely affect our business. If one or more of the possibilities described as risks below actually occur, our operating results and financial condition would likely suffer and the trading price, if any, of our shares could fall, causing you to lose some or all of your investment. The following is a description of what we consider the key challenges and material risks to our business and an investment in our securities.

We may not successfully execute our business plan to generate revenue and create a sustainable growth trajectory

We have not generated significant revenues to date. Our ability to generate revenue and grow our revenue will depend, in part, on our ability to execute on our business plan, and expand our client base and business model in a timely manner. We may fail to do so. A variety of factors outside of our control could affect our ability to generate revenue and our revenue growth.

We may encounter unanticipated obstacles in the execution of our business plan

The Company’s business plans may change significantly. Many of the Company’s potential business endeavors are capital intensive and may be subject to statutory or regulatory requirements. Management believes that the Company’s chosen activities and strategies are achievable in light of current economic and legal conditions with the skills, background, and knowledge of the Company’s principals and advisors. Management reserves the right to make significant modifications to the Company’s stated strategies depending on future events.

We may experience quarterly fluctuations in our operating results due to a number of factors which make our future results difficult to predict and could cause our operating results to fall below expectations

Our quarterly operating results may fluctuate due to a variety of factors, many of which are outside of our control. As a result, comparing our operating results on a period-to-period basis may not be meaningful. Factors that may affect our quarterly results include but not limited to: operating costs, our ability to hire, train and retain key personnel, developing new products/services and expanding new market. Based upon all the factors described above, we have a limited ability to forecast our future revenue, costs and expenses, and as a result, our operating results may fall below our estimates from time to time.

Our operation depends significantly on key personnel and management

The Company’s success will be particularly dependent upon our executive management. Our dependence upon key personnel to operate our business puts us at risk of a loss of expertise if they leave us. If we are not able to retain the existing highly qualified management, we may not be able to successfully execute our business strategy. Effective management of targeted growth shall require expanding the company’s management and financial controls, hiring additional appropriate personnel.

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We may continue to be controlled by a small number of securities holders with interests that differ from other securities holders

As of the date of this Offering Circular, the majority of majority of equity in the company is held by a relatively small group of people and entities. Affiliated entities, managers, officers, and/or directors hold 100,000 Series D Preferred Shares of the company pre-offering, which is convertible into 1,000,000,000 shares of the Company's common stock. Additionally, the Company has issued 1 share of 2018 Special Series A Preferred Stock, which carries the right to 51% voting control of the Company. Therefore, the current affiliated entities, managers, officers and/or directors, by nature of their ownership, now and potentially in the future could be in a position to control Megola’s business and affairs including certain significant corporate actions. Their interests may differ from the interests of other shareholders.

We will likely face significant competition

We will compete with other large well-established companies with greater financial resources and well-established marketing and sales teams to promote business and drive sales. With technology and compliance costs on the rise, running any type of business similar to ours is very costly. The competition may prevent the Company from effectively becoming engaged in certain markets.

Market risks and general economic conditions might cause significant risks and uncertainties

The financial success of the Company may be sensitive to adverse changes in general economic conditions in the United States, such as recession, inflation, unemployment, and interest rates. The management believes that certain catalysts such as economic slowdowns, uncertain energy prices, and/or accelerating inflation could hurt the Company’s prospects. A global economic slowdown will create further obstacles for our Company.

We may not raise sufficient funds to execute our business model

If the gross offering proceeds of $10,000,000 is realized, the Company believes that such proceeds will capitalize and sustain the Company sufficiently to allow for the implementation of the Company’s business plans. If only a fraction of this Offering is sold, or if certain assumptions contained in management’s business plans prove to be incorrect, the Company may have inadequate funds to fully develop its business and may need additional financing or other capital investment to fully implement the Company’s business plans.

We may encounter risks associated with our expansion

As we expand, we will likely need to reconstruct our financial allocations, and potentially divert funds from our core business. Any errors or lapses in this process could adversely affect our position in the market. All of the risks associated with the expansion of operations may be have an adverse effect on the company’s present and prospective business activities.

Compliance with current and future regulations could affect our business

Our industry is subject to a vast array of rules and regulations from a wide variety of regulatory agencies, and they apply not only to the Company but also the companies with which we do business. Failure to comply with applicable laws and regulations could harm our business and financial results. In addition to potential damage to our reputation and our clients’ confidence, failure to comply with the various laws and regulations, as well as changes in laws and regulations or the manner in which they are interpreted or applied, may result in civil and criminal liability, damages, fines and penalties, increased cost of regulatory compliance and restatements of our financial statements. Additionally, future changes to laws or regulations, or the cost of complying with such laws, regulations or requirements, could also adversely affect our business and results of operations.

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We may encounter certain risks associated with website security

Protection of customers’ information is a key responsibility of the Company. We have been dedicated to constantly improving our website security to address the protection of our customers’ information and records. This includes protecting against any possible threats or hazards to the security as well as against any unauthorized access to our customers’ information. Any breach in the Company’s website security, whether international or unintentional, could cause our customers to lose their confidence in our website and hurt our company’s reputation. Additionally, breaches of our users’ personal information could lead to regulatory fines for noncompliance or even possible lawsuit.

As we do not have an escrow or trust account with this subscription, if we file for or are forced into bankruptcy protection, investors will lose their entire investment.

Invested funds for this offering will not be placed in an escrow or trust account and if we file for bankruptcy protection or a petition for involuntary bankruptcy is filed by creditors against us, your funds will become part of the bankruptcy estate and administered according to the bankruptcy laws. As such, you will lose your investment and your funds will be used to pay creditors.

There is limited liquidity in the public market for our securities

Our shares currently trade in the Over The Counter Market and not on a major exchange. As a result, there is limited liquidity in the second market for our shares. At any time, there may cease to be any buyers for our shares in the second market. It can be difficult for prospective purchasers of our shares to invest in the second market due to broker dealer restrictions and investor suitability requirements. Our goal is to eventually qualify to have our shares traded on the NYSE or NASDAQ, but there can be no guarantee of this occurring.

In the event that our shares remain publicly traded, our shares may trade under $5.00 per share, and thus will be considered a penny stock. Trading penny stocks has many restrictions and these restrictions could severely affect the price and liquidity of our shares.

The U.S. Securities and Exchange Commission (the “SEC”) has adopted regulations which generally define a “penny stock” to be any equity security that has a market price of less than $5.00 per share, subject to certain exceptions. Depending on market fluctuations, our Common Stock could be considered to be a “penny stock”. A penny stock is subject to rules that impose additional sales practice requirements on broker/dealers who sell these securities to persons other than established customers and accredited investors. For transactions covered by these rules, the broker/dealer must make a special suitability determination for the purchase of these securities. In addition, the broker/dealer must receive the purchaser’s written consent to the transaction prior to the purchase. The broker/dealer must also provide certain written disclosures to the purchaser. Consequently, the “penny stock” rules may restrict the ability of broker/dealers to sell our securities, and may negatively affect the ability of holders of shares of our Common Stock to resell them. These disclosures require you to acknowledge that you understand the risks associated with buying penny stocks and that you can absorb the loss of your entire investment. Penny stocks are low priced securities that do not have a very high trading volume. Consequently, the price of the stock is often volatile and you may not be able to buy or sell the stock when you want to.

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We have established no minimum offering of our securities

Because there is no minimum offering of our securities, purchasers in this offering may be one of a few to purchase our securities and management’s plans for the offering proceeds may not be met in which case the purchasers may lose their entire investment.

We do not anticipate paying dividends in the foreseeable future, so there will be less ways in which you can make a gain on any investment in the Company

We do not intend to pay any dividends for the foreseeable future. Further, to the extent that we may require additional funding currently not provided for in our financing plan, our funding sources may prohibit the declaration of dividends. Because we do not intend to pay dividends, any gain on your investment will need to result from an appreciation in the price of our Common Stock.

We expect to encounter specific industry risks

These risks can be summarized as set forth below.

Health and safety risks:  These risks are related to the manufacturing and use of our products.  The products that we develop may be hazardous if not handled properly.

Regulatory compliance risks:  These risks may result in financial liability to our Company if we are unable to keep up with regulatory changes.

Market Acceptance Risks: These risks may cause financial loss to our Company if the public fails to be willing to use the products we develop due to concerns over how they are produced.

Material Dependency Risks: We are risk of being unable to produce our products if certain raw materials become too difficult to source.

We expect to encounter specific risks related to our position in the market

Specifically, the risks we expect to encounter as a result of our position include capital and funding risks, operational risks, and technology risks.

Capital and Funding Risks: We currently rely on external funding for growth. If we are unable to continue to raise funds, we may not be able to continue as a going concern.

Operational Risks: We may not be able to scale operations, manage costs, and develop a customer base as we expect due to changing market conditions. If we are not able to meet our targeted milestones as planned, we will need to raise additional capital and run the risk of not being able to continue operations.

Competitive Landscape Risks: We will face intense competition from larger, more established companies with greater resources. As a result, it may be difficult to capture market share.

Technological Risks: We are at risk of not being able to develop products that are as technologically advances as other larger companies that have greater resources.  As a result, our products could become obsolete quickly after development.

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DILUTION

The price of the current offering is set as follows:

•	$0.025 per Share of common stock for common stock to be originally issued by the Company

If you invest in our securities, your interest will be diluted.

Dilution represents the difference between the offering price and the net tangible book value per Common Share immediately after completion of this offering. Net tangible book value is the amount that results from subtracting total liabilities and intangible assets from total assets. Dilution arises mainly as a result of the Company’s arbitrary determination of the offering price of the Common Shares being offered. Dilution of the value of the securities you purchase is also a result of the lower book value of the Common Shares held by our existing securities holders.

Megola has 291,876,881 Common Shares outstanding as of 12/31/2023. The following table demonstrates the dilution that new investors will experience relative to the company’s net tangible book value of $-237,677 based on 291,876,881 Common Shares as of 04/01/2024.

The table represents three scenarios: $2,500,000 raised from this offering, $5,000,000 raised from this offering and a fully subscribed $10,000,000 raised from this offering. This table assumes that in each scenario the same percentage of securities being made available directly from the issuer as those securities being offered by existing securities holders are sold relative to the overall number of securities being made available in each of these respective groups.

Dilution Per Share

	If 25% of Securities Sold	If 50% of Securities Sold	If 100% of Securities Sold
Average Price Per Newly Issued Common Share in this Offering	$.025	$.025	$.025
Net Tangible Book Value Per Common Share 12/31/2023	$-0.00081	$-0.00081	$-0.00081
Net Tangible Book Value After Giving Effect to the Offering	$0.01411	$0.01227	$0.00968
Proceeds Total	$10,000,000	$7,500,000	$5,000,000
Current Issued and Outstanding Shares	291,976,881	291,976,881	291,976,881
Total Shares Post Offering	691,876,881	591,876,881	376,876,881
Total Book Value Post Offering	$9,762,323	$7,262,323	$4,762,323
Increase (Decrease) in Book Value Per Common Share	$0.01492	$0.01308	$0.01050
Dilution Per Common Share to New Investors	$0.011	$-0.013	$-0.015
Dilution Per Common Share by Percentage	44%	51%	61%

The following table summarizes the difference between the existing securities holders and the new investors with respect to the number of Common Shares of common stock purchased, the total consideration paid, and the average price per share paid, if maximum offering price of reached.

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Average Price Per Common Share

	Common Shares Issued		Total Consideration
	Number of Common Shares	Percent	Amount		Percent	Average Price Per Share
Existing Shareholders	291,876,881	42.19%	$791,838	*	7.34%	$0.0027
New Investors	400,000,000	57.81%	$10,000,000		92.66%	$0.0250

TOTAL	691,876,881	100%	$12,766,838		100%	$0.0156

*Includes paid in capital receiving from shareholders after initial subscription.

PLAN DISTRIBUTION AND SELLING SECURITY HOLDERS

We are offering the following securities:

•	400,000,000 shares of common stock originally issued by the Company

All of the above securities are being offered on a “best efforts” basis.

Further, the collective securities mentioned are being offered directly by the Company to investors who meet the suitability standards set forth herein and on the terms and conditions set forth in this Offering Circular. All subscribers will be instructed by the company or its agents to transfer funds by wire or ACH transfer directly to the company account established for this Offering or deliver checks made payable to Megola, Inc.

The offering will terminate at the earlier of: (1) the date at which the maximum offering amount has been sold, (2) the date at which the offering is terminated by us in our sole discretion, but in no event for more than one year from the date that the Offering is qualified with SEC. We may undertake one of more closings on a “rolling” basis. After each closing, funds tendered by investors will be available to the Company. Upon closing, funds tendered by investors will be made available to us for our use.

We will use our existing website, www.megolacorp.com, to provide notification of the Offering. Persons who desire information may be directed to a website owned and operated by an unaffiliated third party (www.glassboxlaw.com) that provides technology support to issuers engaging in Regulation A offerings.

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No dividends to purchasers of our offered securities are assured, nor are any returns on, or of, a purchaser’s investment guaranteed. Dividends are subject to our ability to generate positive cash flow from operations. All dividends are further subject to the discretion of our board of directors. It is possible that we may have cash available for dividends, but our board of directors could determine that the reservation, and not distribution, of such cash by our Company would be in our best interest.

You will be required to complete a subscription agreement in order to invest. We may be required to rely on pursuing private financing options in order to continue operations if it takes some time for us to raise funds in this offering

SELLING SECURITY HOLDERS

The table below represents all of the Officers, Directors and 5%+ Owners of the Company that have included Common Shares for sale in this Offering.

Security Holder Name	Type and Class of Securities Held	Total Number of Securities Held Pre-Offering	Total Securities Included for Sale in This Offering	Total Securities Held Post-Offering If All Available Securities Are Sold	Total Value of Securities Included in Offering	Total Number of Securities Acquirable In Class
N/A	N/A	0	0	0	$0	0

Total Securities Being Offered by the Selling Security Holders designated above in This Offering: 0 Common Shares

Percentage of Pre-Offering Securities Being Offered by Selling Securities Holders in This Offering: NA

USE OF PROCEEDS TO ISSUER

The Company estimates that the net proceeds after all offering expenses will be approximately $10,000,000 if:

•	We can sell 400,000,000 shares of common stock originally issued by the Company

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General Proposed Use of Funds:

This offering is a pivotal step in our strategic plan, designed to enhance various facets of our business.

We plan to allocate funds into each of the categories listed below.

Product Development:

We plan to invest $1,100,000 in product development. These funds will be used for rigorous product testing to ensuring that each our products not only meets but exceeds industry standards in terms of quality and efficacy. Our commitment to product testing is intended to differentiate us in a competitive market.

Regulatory Registrations:

We plan to invest $920,000 in regulatory registrations. These funds will be used to meet compliance and safety requirements and continue to build trust with our customers and stakeholders.

Manufacturing Scale-Up:

We plan to invest $300,000 to scale our manufacturing capabilities. These funds will be used in conjunction with contract manufacturers to build manufacturing capacity to meet projected market demand. We plan to not only scale our ability to produce more products, but also our ability to produce higher quality products.

Build-out of Lab Facilities:

We plan to invest $250,000 in the development of lab facilities. These funds will be used to further our R&D efforts and pave the way for new products.

Intellectual Property Protection:

We plan to invest $300,000 in intellectual property protection. These funds will be used to protect our broad portfolio with global potential to sustain a competitive edge in the market.

Marketing:

We plan to invest $930,000 in marketing. These funds will be used to effectively communicate our value proposition to our target audiences. Our comprehensive marketing plan will encompass digital marketing, participation in industry events, and the development of strategic partnerships, all aimed at building brand awareness and establishing a strong market presence.

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Human Resources:

We plan to invest $1,500,000 in human resources. These funds will be used for wages and consulting fees. By attracting and retaining top talent, we aim to ensure that our company will be powered by skilled professionals who are not only experts in their respective fields but are also aligned with our vision and goals.

Corporate Expenses:

We plan to invest $700,000 in corporate expenses such as business insurance, legal, travel, and accounting. These funds ensure that we have the necessary safeguards and resources in place to manage our day-to-day operations effectively and maintain financial discipline.

Share Buy-Backs:

We plan to deploy 30% of the offering proceeds ($3,000,000) to buy back some of our Series D Preferred shares. These shares will be bought back at a 50% discount to the offering price, resulting in a price of $0.0125 per common share equivalent. We expect this investment will illustrate our commitment to minimizing dilution and delivering value to our shareholders.

Working Capital:

We plan to invest $1,000,000 in working capital. These funds will be used to optimize our cash flow through inventory builds and managing short-term liabilities and receivables.

Objectives Targeted:

The strategic deployment of these funds is a comprehensive approach aimed at enhancing every aspect of our business – from product development to market penetration, operational efficiency to financial stability. This holistic strategy is crucial in positioning our company as a leader in our field, driving sustainable growth, and achieving long-term success in the marketplace.

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Targeted Impact on Profitability and/or Enterprise Value:

The strategic allocation of our recent fundraising proceeds is set to significantly enhance our profitability and increase the overall enterprise value of our company. By investing in product development, including rigorous testing and regulatory registrations, we ensure that our products not only adhere to the highest standards of quality and safety but also stand out in the competitive market. This focus on developing superior products will likely lead to increased customer satisfaction and loyalty, translating into higher sales and market share. Moreover, scaling up manufacturing capabilities allows us to meet the growing demand efficiently. By boosting production volume while maintaining quality, we can achieve economies of scale, resulting in lower production costs and higher profit margins. Protecting our intellectual property and innovations further secures our unique market position and opens avenues for future revenue streams, enhancing long-term profitability.

In addition to product-focused investments, the allocation of funds towards marketing, sales efforts, and building a robust operational framework directly contributes to an increase in our enterprise value. Effective marketing strategies and brand-building initiatives will drive market awareness and customer acquisition, leading to an increase in sales and revenue growth. Investing in human resources ensures that we have the expertise and talent to execute our strategic plans effectively, fostering innovation and operational excellence. This, coupled with investments in infrastructure like labs and equipment, strengthens our capacity for innovation and efficient production. Furthermore, by maintaining a strong balance sheet through prudent financial management, we expect to enhance shareholder confidence and financial stability. All these factors collectively contribute to a stronger, more valuable enterprise, poised for sustained growth and high profitability in the long run.

The distribution of our use of net proceeds is listed as follows if the maximum offering amount is raised,

USE NAMES	If 100% of Common Shares Sold	Percentage
Product Development	$1,100,000	11.00%
Regulatory Registrations	$920,000	9.20%
Preferred Stock Buybacks	$3,000,000	30.00%
Marketing and Advertising	$930,000	9.30%
Manufacturing Scale Up	$300,000	3.00%
Working Capital	$1,000,000	10.00%
Corporate Expenses	$700,000	7.00%
Human Resources	$1,500,000	15.00%
Build Out of Lab	$250,000	2.50%
Intellectual Property Protection	$300,000	3.00%
TOTAL	$10,000,000	100%

1 See the accompanying notes to the Use of Proceeds Table.

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Notes to the Use of Proceeds Table

1. The foregoing information is an estimate based on our current business plan. We may find it necessary or advisable to reallocate portions of the net proceeds reserved for one category to another category, and we will have broad discretion in doing so. Pending these uses, we may invest the net proceeds of this offering in short-term, interest-bearing securities.

2. The Company, without limitation, may hold cash or invest in cash equivalents for short-term investments. Among the cash equivalents in which the Company may invest are: (i) obligations of the U.S. Government, its agencies or instrumentalities or governmental agencies of other developed nations; (ii) commercial paper; and (iii) repurchase agreements, money market mutual funds, any certificates of deposit and bankers’ acceptances issued by domestic branches of U.S. banks that are members of the Federal Deposit Insurance Corporation or other similar banks.

3. While not presently contemplated, the Company may also enter into repurchase and reverse repurchase agreements involving any preceding instruments, as well as invest in money market mutual funds.

4. The Company also expects to use the net proceeds from this Offering for working capital, capital expenditures, the repayment of outstanding debt, estimated memorandum and/or offing portal preparation, filing, printing, legal, accounting and other fees and expenses related to the Offering, marketing, sales and product development.

5. No amount of the proceeds are currently assigned to acquire assets outside of the ordinary course of business; however, asset acquisition is planned as part of our growth strategy. If we acquire assets in the future, we may use a material amount of the proceeds for the acquisition.

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DESCRIPTION OF BUSINESS

Overview

Megola Inc., with R&D based in Seattle, WA and corporate headquarters in Bonita Springs, FL, is a Nevada Corporation and publicly traded as MGON on the OTC Market.

The company has built a revolutionary portfolio of effective and environmentally friendly products poised to transform industries. The keystone of our innovation lies in crafting compounds and formulations that defy the norms prevalent in chemical industries over the past six decades. Driven by a team of daring scientists, we embrace risk and challenge traditional views. With diverse backgrounds and a collaborative approach, our scientists catalyze innovation through cross-pollination and unconventional thinking. Rooted in deep product development expertise, we understand that true success lies not only in novel concepts but also in scalability and market acceptance.

Business Lines

Our technology can be deployed to many sectors including transportation, sanitation, personal healthcare, protection of buildings and furnishings, crop yield improvement, and solar panel efficiency improvement.

Collaboration is key to our creativity and success. We engage with a diverse group of scientists whose expertise complements ours. By fostering a supportive community of scientists and providing them necessary resources, we develop, test, and bring to market pioneering chemical technologies.

There is a central dynamic underpinning our success in integrating novel chemistry product applications and discovering and nurturing future breakthroughs. This dynamic is understanding the crucial connections between chemical reactions, structural design, and market needs, emphasizing cost-effectiveness, simplicity, and public and environmental safety. Grounded in scientific rigor, our approach has led and will continue to lead to breakthroughs that address society's needs.

Development History & Primary Products/Services

Over the past three years, the Company has made significant strides in laying the groundwork for its future revenue and profitability through the licensing of three major technology platforms. The first of these is a comprehensive technology package encompassing a diverse range of products including Fire Inhibitors DF21 - DF31, Fire Extinguishant Additive DF11E, Fire-Gel Lithium Batteries, a Fire/Stain Fabric Resistance Blend, a 24-hour Hand Purifier (non-alcohol based), a Bedbug/Dust Mite/Microbial Blend, Antimicrobials for Surface and Air Protection, Cassava Powder Fire Extinguisher, Fire Media Pellets, and a Fire Blanket/Smoke Hood.

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Further enhancing the company's portfolio, the second platform involves SiO2 liquid glass products, capable of coating and protecting various substrates such as metal, stone, plastic, glass (including mobile device screens), seeds, and textiles.

The third platform encompasses stabilized halogen technology, which includes an array of products ranging from household care and disinfectants (requiring EPA registration) to food preservation, pet care, automotive products, commercial and industrial odor control, air filtration, formaldehyde inactivators, solutions for toxic and infectious spill remediation, textile modifications for odor control, persistent mold protection on environmental surfaces, non-woven textile modifications for airplane toilet odor control floor coverings, and personal hygiene products (including those for underarm and foot odor, baby diapers, adult incontinence, and feminine hygiene products).

To fully realize the commercial potential of these innovative products, the company is committed to investing in a combination of manufacturing scale-up, testing, regulatory compliance, and marketing. This strategic investment is poised to propel the company towards significant growth and establish it as a leader in its field.

Prior Financial Impairment

NA

Prior Restructuring and/or Major Asset Sales

NA

Potential Changes to Special Characteristics

One characteristic of the Company that could have a material impact on the future financial performance is the technology portfolio is large and can be developed into products in many different markets. If the company tries to develop too many potential products simultaneously it could face risks primarily stemming from resource dilution and strategic misalignment. Spreading resources too thin across multiple projects can lead to inadequate development, testing, and marketing of each product, potentially compromising quality and innovation. This overextension can result in a workforce that is overstretched and potentially less productive, as employees may struggle to maintain focus and momentum when juggling numerous projects. Financial resources also suffer; with capital divided across various initiatives, there may be insufficient funding to fully realize the potential of each product, leading to suboptimal outcomes or even project failures. Additionally, this approach can lead to a lack of strategic focus, as the company might struggle to align its product development efforts with its core competencies and market needs. In the absence of a clear and concentrated strategy, the company risks losing sight of its competitive advantages and market position, ultimately affecting its long-term sustainability and growth. We plan to approach the commercialization of our large technology portfolio in a systematic way to prioritize the opportunities to mitigates this risk as much as possible.

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Additionally, some applications of our technology platforms are subject to regulation by the US Environmental Protection Agency (EPA) and the US Food and Drug Administration. The primary risk involves compliance with regulations, which can be stringent and complex. The guidelines are designed to ensure that products do not harm the environment or public health, and failure to comply can result in significant legal and financial repercussions. This includes costly fines, mandatory recalls, and potential lawsuits. Moreover, the regulations are subject to change, requiring companies to be vigilant and adaptive, ensuring their products continually meet current standards. In addition to compliance risks, there is the challenge of time-to-market. The process of obtaining regulatory approval can be time-consuming, involving extensive testing and review periods. This delay can be problematic, especially in fast-moving markets, as it can hinder a company's ability to capitalize on new technologies or market trends.

The Company has also licensed a pending patent application for a key component of the technology platform and while patents offer legal protection for innovations, they also pose risks, especially during the application phase. Until a patent is granted, the innovation is not fully protected, which can lead to issues of intellectual property theft or infringement. Competitors may develop similar products, leading to patent disputes or the need for litigation to defend the intellectual property rights. This can be both costly and damaging to the company's reputation. Additionally, the process of obtaining a patent is not only expensive but also uncertain. There is no guarantee that a patent will be granted, and the process can take several years, during which competitors might leapfrog the technology or find alternative solutions. Furthermore, if the product needs to be altered to comply with updated agency regulations, it might also affect the scope or validity of the pending patent, adding another layer of complexity and risk.

Marketing and Sales Strategies

The Company's business strategy is designed to maximize the commercial potential of its three core technology platforms through a diversified approach to product distribution and market engagement. Our first model focuses on manufacturing end products and selling them directly to consumers via online channels. This approach allows us to maintain a direct relationship with our customer base, providing valuable insights into consumer preferences and behavior. By leveraging the power of e-commerce, we aim to establish a strong online presence, facilitating the global reach of our products while optimizing operational efficiency. This direct-to-consumer model also enables us to rapidly adapt to market trends and consumer feedback, ensuring that our products consistently meet the evolving needs of our customers.

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Secondly, the company plans to manufacture end products for sale through distribution channels. This strategy aims to broaden our market reach by tapping into established distribution networks, thereby gaining access to various retail and specialty outlets. By partnering with distributors, we can leverage their expertise and relationships to efficiently penetrate diverse markets, both domestically and internationally. This approach not only extends our geographic reach but also enhances brand visibility and recognition across a wider consumer base. Distributors provide a vital link in reaching customers who may not be accessible through online platforms, thereby ensuring our products are available to a more diverse audience.

Finally, our strategy includes manufacturing value-added ingredients for incorporation into other companies' end products, as well as licensing our technology to other companies for manufacturing and sales. These collaborative approaches allow us to tap into the existing market presence and production capabilities of established companies, leading to a rapid scale-up in production and distribution. Through such partnerships, we can access new customer segments and industries, further diversifying our revenue streams. Licensing our technology offers an additional avenue for revenue generation, allowing other companies to benefit from our innovations while providing us with a steady stream of licensing fees. This multipronged strategy not only maximizes the commercial potential of our technology platforms but also positions the company for robust growth and sustainability in the competitive marketplace. As we embark on this ambitious journey, we seek partners and investors who share our vision and commitment to innovation and excellence.

Industry Analysis and Trends

The Company possesses a diverse array of potential product applications spanning many markets and industries. The following four exemplars from our technology portfolio serve as a testament to the myriad opportunities available for the company to leverage and capitalize upon. This broad spectrum of applications not only highlights the versatility and adaptability of our technological innovations but also underscores our potential for significant growth and expansion across various sectors.

1. Fire Inhibition. In the current market landscape, the fire inhibition technology sector is witnessing a significant surge in demand, driven by heightened awareness of fire safety and increasingly stringent regulatory standards globally. Companies like ours, which specialize in advanced fire inhibition products, are strategically positioned to capitalize on this growing market. Innovations in fire-resistant materials and chemicals, particularly those that are environmentally friendly and comply with international safety standards, are in high demand. This industry is not only propelled by the construction and manufacturing sectors but also by the residential market, as homeowners become more conscious of fire safety. The challenge for manufacturers in this space lies in balancing technological innovation with cost-effectiveness and regulatory compliance, ensuring that their products remain accessible while meeting the highest safety standards.

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2. Odor and VOC Remediation. In the realm of odor and VOC remediation, the market is evolving rapidly, with increasing consumer demand for more effective and environmentally sustainable solutions. This sector, which encompasses everything from household care products to industrial applications, is ripe for companies that can offer innovative, safe, and eco-friendly solutions. The growing focus on indoor air quality, particularly in the wake of heightened health and hygiene awareness post-pandemic, has bolstered the demand for advanced remediation technologies. Companies that can integrate natural and organic components, reducing reliance on harsh chemicals without compromising efficacy, are likely to gain a competitive edge. Moreover, the sector offers substantial opportunities for growth in diverse industries, including janitorial, waste management, and automotive, each requiring specialized solutions.

3. Odor Control Adult Incontinence Products. The market for adult incontinence products is another area experiencing notable growth, primarily driven by an aging global population. As societal stigmas surrounding incontinence continue to diminish, there is still an increasing demand for products that offer not just functionality, but the discretion offered by advanced odor control technology. The challenge for manufacturers in this space is to innovate in material science and product design to enhance user comfort and convenience while ensuring environmental sustainability. Companies that can successfully innovate in this domain while keeping products affordable will likely see increased market share. Additionally, as online retail continues to grow, companies with strong e-commerce strategies will be better positioned to reach and serve a wider, global customer base.

4. Mobile Phone Screen Protection. Lastly, the mobile phone accessories market is highly dynamic and competitive, characterized by rapid technological advancements and changing consumer preferences. As smartphones continue to permeate every aspect of daily life, the demand for accessories that enhance functionality, protect the device, and reflect personal style is booming. The challenge in this market lies in continually innovating and keeping pace with the fast-evolving technology of mobile devices. Companies need to focus on creating high-quality, durable products that align with the latest smartphone models and consumer trends. Additionally, there's a growing trend towards sustainability in this sector, with consumers increasingly favoring products made from eco-friendly materials. Manufacturers who can agilely navigate these trends, offering cutting-edge, sustainable, and aesthetically pleasing accessories, are likely to capture and retain consumer interest in this highly competitive market.

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The Competition

The Company is on the cusp of commercializing its innovative technology platform, targeting a variety of markets and industries, each characterized by its unique set of competitive dynamics. This section will first outline some examples of the industry-specific risks associated with these diverse markets. Following this, we will explore the broader competitive landscape at the corporate level, highlighting the challenges and opportunities we face in our expansion and market penetration efforts.

In the realm of consumer-level odor control, our offerings are positioned against established brands such as Febreze, Glade, and Poo Pourri. These competitors predominantly focus on masking fragrances rather than directly neutralizing malodorants, presenting a significant point of differentiation for our products.

Turning to environmental odor control, we encounter traditional rivals in the form of chlorine dioxide and hydrogen peroxide solutions. However, it's noteworthy that these substances pose considerable safety risks due to their hazardous nature. Additionally, we face competition from Granular Activated Carbon (GAC) absorbent granules, which, while initially effective, gradually lose efficacy and can eventually foster the growth of odor-causing microbes within filters.

In the air filter segment, our products contend with treatments like nanosilver and quats, which are touted for their contamination protection capabilities. Nevertheless, these treatments often fall short in combating a wide array of odors and microbes, a limitation our products aim to overcome.

The hydrophobic fire protection spray market presents another competitive arena, where we are up against products like 3M Scotchgard. Scotchgard, while known for its hydrophobic properties, does not offer fire protection claims. Moreover, its use of controversial 'forever chemicals' has cast a shadow over its market reputation. In contrast, conventional fire retardants, which typically contain organic bromine compounds, are known for their toxicity, alongside other non-bromine toxic retardants. This offers a unique opportunity for our safer and more effective solutions.

In the liquid glass coatings sector, our products stand out amidst a market saturated with temporary solutions like RainX. These alternatives are generally less effective and offer only short-term results, in stark contrast to the durability and efficacy of our coatings.

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In seed coatings, we are competing with industry giants such as Bayer and Syngenta. These companies primarily focus on soaking seeds in anti-fungal chemicals, a conventional approach that we aim to innovate and improve upon.

Lastly, in the personal deodorants market, we observe a high incidence of allergic reactions, affecting approximately 10% of the US population, to existing products. This scenario presents a substantial opportunity for our hypoallergenic and skin-friendly formulations to make a meaningful impact.

At the corporate level, we compete in the high-performance additives marketplace, featuring several leading global companies. These companies stand out due to their extensive product lines, innovation in chemical technology, and significant market presence. The top players in this field are known for their contributions to various industries, including automotive, construction, plastics, and coatings. While the ranking can vary based on different criteria like revenue, market share, or innovation, some of the top companies in the high-performance chemical additives sector include:

1. BASF: Headquartered in Germany, BASF is one of the largest chemical producers in the world and has a significant portfolio in high-performance additives. Their additives are used in a multitude of applications, including plastics, coatings, and lubricants.

2. Dow Chemical Company: Based in the United States, Dow is a major player in the chemical industry and offers a wide range of high-performance additives. Their products serve diverse markets such as plastics, coatings, and industrial applications.

3. Evonik Industries: A German company, Evonik is known for its specialty chemicals, including high-performance additives. They cater to various sectors, including automotive, paints, coatings, and construction, with a focus on sustainability and innovation.

4. Clariant: Headquartered in Switzerland, Clariant is a leading specialty chemical company with a strong presence in the high-performance additives market. They offer innovative solutions for a variety of applications, including plastics, coatings, and consumer products.

These companies are recognized for their commitment to research and development, which drives their ability to offer innovative and efficient solutions across various industries. They continually adapt to changing market needs and environmental standards, setting the bar high in the high-performance chemical additives sector.

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In order to effectively contend with the formidable presence of these type of industry leaders, our strategy will be centered on the commercialization of products within niche market segments. These segments are currently underserved by existing technological solutions and exhibit a substantial unmet need that aligns with the unique value propositions our technology is poised to offer. This targeted approach will enable us to carve out a distinctive position in the market, addressing specific needs that have not been adequately met by current industry offerings.

Company Management and Employees

Senior Management

At the present time, the individuals below are actively involved in the management of the Company.

(i) Robert Gardiner, President and CEO whose key responsibilities are making major corporate decisions, managing the overall operations of our company, creating and implementing strategies to grow the business and communicating between the corporate operations.

(ii) Joshua Johnston, COO/CFO/Treasurer/Secretary whose key responsibilities are overseeing our company’s financial condition and capital structure, presenting and reporting financial information, and implementing the company’s financial forecasting, ,and overseeing the manufacturing and product development activities.

Employees

As of the date of publication of this offering Circular, our company had 0 full time employees and 0 part time employees. The company is being operated by our two officers, who are not currently receiving a salary. Our company believes that its relationship with its employees is good. Over the next couple years, we are planning to recruit more high-qualified candidates to meet the needs to our business expansion, and we have access to a large pool of qualified candidates.

Government Regulation

We are unaware of and do not anticipate having to expend significant resources to comply with any local, state and governmental regulations, beyond those specific to certain products described elsewhere in this document. We are subject to the laws and regulations of those jurisdictions in which we plan to offer our products and services, which are generally applicable to business operations, such as business licensing requirements, income taxes and payroll taxes. In general, the development and operation of our business is not subject to special regulatory and/or supervisory requirements.

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Intellectual Property

We do not currently directly hold rights to any intellectual property, but our licensors have certain patent applications, trade secrets and know-how that we have exclusive rights to commercialize. We plan to file additional patent applications jointly with our licensors in the future as applicable. We have filed a trademark for Breakthrough Chemistry and intend to trademark any of our future product or service names, our company logo and any other logo we create.

Description of Property

The Company does not own any real property such as land, buildings, physical plants or other material physical properties.

MANAGEMENT’S DISCUSSION AND ANALYSIS
OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

You should read the following discussion and analysis of our financial condition and results of operations together with our consolidated financial statements and the related notes and other financial information included elsewhere in this Offering Circular (“prospectus”). Some of the information contained in this discussion and analysis or set forth elsewhere in this prospectus, including information with respect to our plans and strategy for our business and related financing, includes forward-looking statements that reflect our current views with respect to future events and financial performance, which involve risks and uncertainties. Forward-looking statements are often identified by words like: “believe”, “expect”, “estimate”, “anticipate”, “intend”, “project” and similar expressions, or words that, by their nature, refer to future events. You should not place undue certainty on these forward-looking statements, which apply only as of the date of this prospectus. These forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from historical results or our predictions. You should review the “Risk Factors” section of this prospectus for a discussion of important factors that could cause actual results to differ materially from the results described in or implied by the forward-looking statements contained in the following discussion and analysis.

Description of Financial Condition

To date, our company has concentrated its efforts on acquiring and licensing cutting-edge chemical technologies to build a comprehensive and robust technology portfolio. Reflecting this strategic focus, our financial performance over the past three years has been characterized by limited revenue generation and relatively low expenditure levels. This financial pattern is primarily due to our strategic decision to invest primarily in core technology licenses, a process predominantly financed through the issuance of Preferred Stock to the technology licensors. The infusion of capital from this offering will mark a pivotal shift in our business model, enabling us to move beyond the development phase and into the realm of commercialization. This transition is critical for realizing the potential of our technological innovations and translating them into tangible, marketable products that meet the evolving needs of our target industries.

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Factors Affecting Income

At present, the income generated from our operations remains minimal, a reflection of the company's early stage in its business lifecycle. This income primarily stems from a limited number of product trials and the sale of inventory that was initially acquired through strategic acquisitions and licensing deals. These early efforts, while not significantly contributing to our revenue stream, have been instrumental in validating our product concepts and providing valuable insights into market needs and preferences. They serve as a foundational step in our journey towards larger-scale commercialization and market penetration.

Looking ahead, our company is poised for a significant transformation in its financial trajectory, thanks to our strategic plan to commercialize our innovative technology platforms. We are targeting diverse and lucrative industries such as odor control, fire protection, and mobile device screen protection - sectors that not only have a substantial market demand but also present opportunities for technological innovation and differentiation. By tapping into these industries, we aim to unlock new revenue streams and drive substantial profits. Our focus will be on leveraging the unique aspects of our technology to meet specific market needs, thereby creating a competitive edge in these sectors.

The potential for profit generation in these areas is substantial. Odor control technology, for instance, has applications ranging from household products to industrial waste management, presenting a wide market scope. Fire protection technology, on the other hand, is critical in various sectors including construction, manufacturing, and consumer goods, offering opportunities for both B2B and B2C engagement. Similarly, the market for mobile device screen protection is continuously expanding, driven by the global increase in smartphone usage and the consumer's growing interest in protecting their investments. Our company’s innovative solutions in these areas are expected to resonate well with the market, driving significant sales and profitability. This shift from minimal operational income to significant profit generation will mark a pivotal phase in our company's growth and development.

Material Changes in Sales or Revenues

The income statements of our company accurately mirror its early stage, with working capital predominantly sourced through shareholder advances. However, a notable transformation in our financial structure was observed in the fiscal year 2023, primarily attributed to the acquisition of three major technology licenses. These licenses form the cornerstone of our newly established technology platforms and are pivotal to our anticipated future profitability. The acquisitions not only augmented our inventory with essential raw materials but also led to the creation of substantial intangible assets. The funding for these acquisitions was primarily secured through the issuance of Series D Preferred Stock, supplemented by a portion of cash.

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Specifically, the technology license for our fire safety technology contributed an intangible asset valued at $500,000 to our balance sheet. Additionally, two strategic acquisitions, one for SiO2 coatings and the other for halogen coatings, collectively resulted in intangible assets amounting to $396,113. These assets, integral to our technology portfolio, are currently being amortized over a 20-year period, reflecting our long-term commitment to and confidence in the value they bring to our company. This strategic investment in intellectual property underlines our dedication to fostering innovative technologies and our focus on long-term growth and profitability.

Liquidity and Company Resources

Current Liquidity

The company is currently experiencing a deficit in immediate financial resources. This situation stems from its focus on technology development in its initial phases, rather than on commercial pursuits. However, considering the intangible assets obtained in the fiscal year 2023, the company's long-term financial health appears favorable. The ongoing capital-raising efforts are intended to fund commercial activities, which are expected to enhance both short-term liquidity and profitability.

Capital Commitments

The company currently holds no substantial commitments regarding capital expenditures. This indicates that, at present, there are no significant financial obligations tied to the acquisition of assets or large-scale investments.

However, this situation is likely to change following the conclusion of the fundraising efforts. It is anticipated that the company will engage in certain capital investments, such as manufacturing and R&D capabilities, once the fundraising is successfully completed. This will mark a new phase of financial planning and asset development for the company.

Plan of Operations for Non-Revenue-Generating

The primary use of the capital over the next 12 months will be to establish and scale up manufacturing capabilities. This is a critical step in commercializing our technology, as it will enable us to produce at a volume necessary to meet market demand. Additionally, the funding will be allocated towards obtaining necessary performance testing, certifications, and regulatory approvals, which are crucial for market entry, especially in industries that are heavily regulated. This process will ensure that our products not only meet the highest standards of quality and safety but also comply with industry-specific regulations. Furthermore, a portion of the capital will be dedicated to strengthening our supply chain and logistics framework, ensuring that we can deliver our products efficiently and reliably to our customers.

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Finally, a significant portion of the raised capital will be invested in marketing and sales efforts. Building brand awareness and establishing a market presence are essential for the successful launch of our products. We plan to implement a comprehensive marketing strategy that includes digital marketing, industry events, and strategic partnerships. Sales efforts will be focused on both direct-to-consumer channels and building relationships with distributors and retailers, which are key to accessing broader markets. This dual approach will allow us to not only reach our end-users directly but also tap into established distribution networks, thereby maximizing our market reach. In summary, the capital from this offering will be the catalyst that transforms our extensive intellectual property portfolio into a suite of commercially viable products, setting the stage for revenue growth and long-term success in the market. We do not believe it will be necessary to raise additional funds within the next six months to implement this strategic plan.

Impact of Trends on Capital Requirements

Currently, the sales figures presented in the financial statements are relatively low. This minimal sales performance, however, does not fully reflect the company's ongoing efforts in business development. The team has been actively involved in various initiatives aimed at expanding the company's reach and enhancing its market presence. These efforts, though not immediately apparent in current financial outcomes, are laying the groundwork for future growth and revenue generation.

On a promising note, the company has recently entered into a distribution agreement with a firm specializing in odor remediation and another for food security. These partnerships are expected to yield positive financial results in upcoming periods, especially with planned investments in sales and marketing strategies. Additionally, there are multiple potential distribution opportunities being explored in other markets, such as food preservation and adult incontinence. These markets are showing encouraging trends, driven by factors such as the aging population fueling the adult incontinence market and increasing concerns over food shortages. These industry dynamics present significant opportunities for growth and are aligned with the company's strategic direction.

The company's investigations and conversations about pricing so far indicate that in our intended markets, there is sufficient flexibility in how much customers are willing to pay for our added benefits. This suggests that we can achieve profitability at our current cost projections.

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Plan of Operations

We anticipate that the capital we intend to raise in this offering will be sufficient to enable us to execute our business plan, including, but not limited to hiring a strong management team and key personnel; promoting sales by conducting more marketing; executing on the milestones described in this Offering Circular; and achieving growth by way of strategic partnerships.

It is the opinion of Company management that the proceeds from this proposed offering will satisfy the Company’s need for liquidity and cash requirements and put the Company in a position to grow its business in accordance with its business plan. Please refer to Use of Proceeds, Part II for the Company’s planned use of proceeds to be generated from this proposed offering.

Milestone 1: Month 1

In the month following the successful closure of our fundraising efforts, we have outlined a series of key milestones that are pivotal to the growth and expansion of our business. A primary focus will be on enhancing our organizational structure; this includes building out our management team and staffing to adequately support and drive our business objectives. Concurrently, we plan to initiate the distribution of samples of our mobile device protection product in key markets, specifically India and China. This step is crucial in our strategy to establish local partnerships, thereby extending our global reach and reinforcing our market presence in these significant regions. Additionally, we are set to implement a comprehensive Customer Relationship Management (CRM) solution. This system will be instrumental in efficiently managing leads and orchestrating our marketing initiatives, thereby streamlining our customer engagement and outreach efforts. On the production front, we are gearing up to initiate the scale-up of our SAP (Super Absorbent Polymer) technology, in collaboration with a contract blender. This move is aimed at enhancing our production capabilities to meet increasing market demands. Moreover, we are on track to complete critical human skin contact studies with SAP, as well as with diaper swatches. These studies are vital in ensuring the safety and effectiveness of our products, fortifying our commitment to delivering quality and reliable solutions to our customers.

Milestone 2: Month 2 to Month 6

During the second to sixth months following the closure of our fundraising, The company is set to accomplish several significant milestones that will propel our company's growth and innovation. One of the foremost achievements will be receiving the first batch of test results and certifications for our fire safety, bedbug, and hand purifier products, a critical step in validating their effectiveness and market readiness. In tandem, we plan to submit a Food and Drug Administration (FDA) food contact notification for our food security products, ensuring compliance and safety for consumer use. Additionally, we will complete human smell perception studies for our incontinence products, furthering

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our commitment to understanding and meeting consumer needs. Parallel to these product developments, we will be making substantial advancements in our operational capabilities. This includes leasing space for a new laboratory and acquiring the necessary equipment to bolster our research and development efforts. A major corporate milestone will be the completion of our rebranding to Breakthrough Chemistry, including a change in our company name and symbol, symbolizing a new chapter in our journey. We will also be actively engaged in securing intellectual property rights, including filing patents for certain technological applications, and pursuing pharmaceutical removal certification. The creation of product demonstration videos will be another key focus, enhancing our marketing and customer engagement strategies. Moreover, we will file trademarks for various products while continuing to prosecute existing patents, ensuring robust protection of our innovations. Notably, we will also confirm the safety of contact and inhalation of our OdorSol product and validate the efficacy of our SiO2 coating on solar panels. Finally, we aim to execute between two to three licensing or distribution agreements, marking a significant stride in the commercialization and sale of our diverse product portfolio.

Milestone 3: Month 7 to Month 12

In the latter half of the year, spanning months 7 to 12 post-fundraising, we are geared to achieve a series of milestones that will significantly enhance our product portfolio and market positioning. A key initiative will be to submit an EPA sanitizer claim for our odor remediation product, marking a crucial step in expanding its applications and market appeal. Concurrently, we will complete ethylene inactivation studies for our food security product, underscoring our commitment to innovative solutions in food preservation. Additionally, we will conduct horticultural studies to assess the impact of our coatings on plant growth, a venture that highlights our dedication to agricultural innovation. On the personal care front, we plan to finalize human skin studies with our personal deodorant product, ensuring its safety and efficacy for consumers. Complementing this, microbiology studies on our food preservation products will further establish their effectiveness and safety. In terms of infrastructure, significant investments are planned for manufacturing facilities and equipment, laying the groundwork for increased production capacity and efficiency. Moreover, we will apply for organic certification for direct food use, a move that will enhance the credibility and marketability of our products in the organic sector. We will also submit patent applications for some of our fire safety products, ensuring the protection of our innovations. Alongside these developments, the completion of product videos and literature is slated, enhancing our marketing and promotional efforts. This will be complemented by the creation of promotional materials and a trade show booth/display, crucial for our visibility and engagement in industry events. Another pivotal milestone will be the third-party testing of our new hydrophobic fire safety formulations for environmental surfaces, including soft surfaces, validating their effectiveness, and broadening their potential applications. Finally, we aim to execute an additional 2-3 license or distribution agreements, further expanding our distribution channels and reinforcing our presence in the market.

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DIRECTORS, EXECUTIVE OFFICERS AND SIGNIFICANT EMPLOYEES

The following tables list the current Directors, Officers and Significant Employees of the Company. Significant Employees that are not Officers or Directors are those employees whose decisions and activities are expected to have a material impact on the Company’s performance.

Executive Officers and Significant Employees

Name	Position	Age	Term of Office
Robert Gardiner	President and CEO	69	05/01/2020 to present
			COO/CFO – 01/17/2023 to present
Joshua Johnston	COO/CFO/Treasurer/Secretary	49	Treasurer/Secretary – 03/01/2024 to present

Directors

Name	Position	Age	Term of Office
Mark Suchy	Director	62	05/01/2020 to present
Simon Johnston	Director	77	03/01/2024 to present
Joshua Johnston	Director	49	01/17/2023 to present
Robert Gardiner	Director	69	05/01/2020 to present

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Robert Gardiner: President and Chief Executive Officer

Family Relationship to Company: N/A

Background:

Bob Gardiner is a seasoned professional with over 30 years experience in business development, operations, marketing, and distribution. He has been personally responsible and involved in several start-ups in its development and ultimately the buyouts in several Canadian corporations. He has worked in alliance with a major Investment bank to access and evaluate potential acquisitions for clients. Bob has also worked with Danone Group (a multinational corporation listed on Euronext Paris and a component of the CAC 40 stock market index) in a management position after his Company was acquired by the Fortune Global 500 Group. The Company is confident that through his vast experience and business acumen, Bob will guide and direct Megola with the similar successes he has had with his past endeavours. He understands the potential & importance that the advanced Health Product Technologies and Services opportunities that Megola is engaged in and how it will bring these products and services into several vertical markets being established. Bob also has a strong understanding of the Company’s planned acquisitions and direction and expansion of its portfolio companies and how to harness and build on their value. MEGOLA feels fortunate to have a leader of his stature and we welcome him to further build out on the management team.

Legal Proceedings:

N/A

Joshua Johnston: Chief Operating Officer and Chief Financial Officer

Family Relationship to Company: Son of Simon Johnston, Director and majority owner of MedeSol Global, Inc.

Background:

Joshua is an entrepreneurial executive who brings over 20 years of experience in a wide range of finance and business functions within the consumer goods industry, having held several senior positions from VP of Operations, EVP of Global Business Development, COO and CEO, for both national and international corporations. Joshua’s authentic and data-driven approach to achieving aggressive business growth has helped companies maximize profitability, operational efficiencies, and enterprise value through capital raising and global expansions. Prior to joining Megola, Joshua was EVP of Global Business Development at Briotech Inc; the global leader of the HOCl industry. Here he facilitated partnership with communities around the globe to generate local production of reliable BrioHOClTM through their patented WHISH Systems for the disinfection, health, cosmetic, and pet care markets. As CEO of OxiScience, Joshua was brought on board to restructure the financial systems, clean up legal agreements, and drive operating efficiencies for the early-stage, fast-growing startup with a patented odor control technology. Joshua successfully negotiated and executed multiple rounds of equity investment and a convertible note, led record revenue growth and market share capture across the pet and home care industries through focused sales on Amazon and Chewy.com, and grew monthly revenues by 3x over 2 years at the company. During his tenure at HaloSource, Inc. Joshua held multiple roles including Director of Finance and VP of Operations at the innovative water technology company with three business units; Drinking Water, Recreational Water and Environmental Water. It was during his tenure here that Joshua was instrumental in complex capital market transactions including fund-raising efforts and M&A of $125 million in multiple rounds of financing comprised of $30M in private Series A, B, C, D and convertible debt, $15M Pre-IPO, and a $80M Initial Public Offering (IPO) in 2010. Joshua holds a Master of Business Administration, with a focus in Technology Management, from the University of Washington where he continues to serve as a mentor for current students.

Legal Proceedings:

N/A

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Simon Johnston

Simon is a creative entrepreneur with 35 years of experience innovating in the healthcare and textile industries as both a business owner and executive. When founding SciTech dental in 1990, Simon Simon created an economical in-line filter to address waterline microbial contamination ten years prior to its recognition as an issue by the dental industry. In 1998 he co-founded HaloSource Inc. to create potable drinking water for developing countries but left to explore novel functional polymer chemistries, focusing on infection and odor control in the medical, industrial and consumer sectors. With 7 US patents to his name, including multiple in polymer chemistry, Simon possess extensive expertise in business development and chemistry technology licensing, both internationally and within the US. His key strengths lie in nurturing start-ups, designing commercializing strategies, and building B2B relationships, all of which serve as the cornerstone for successful partnerships. A decorated combat veteran, Simon served in the US Army from 1966-68, and holds a Bachelor of Arts from University of Washington.

Mark Suchy

Mark is a seasoned entrepreneur with 30 years experience in the private and public sectors with a strong understanding of business investment and finance at all levels. He has worked with business professionals producing cutting edge product lines and has led to his current position with Megola/GS Capital Blends.

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COMPENSATION OF DIRECTORS AND EXECUTIVE OFFICERS

Compensation of Executive Officers
For the Last Fiscal Year Prior to This Offering

Name	Capacities in which compensation was received	Cash compensation ($)	Other compensation ($)	Total compensation ($)
Robert Gardiner	President and CEO	$15,392	$0	$15,392
Joshua Johnston	COO/CFO/Treasurer/Secretary	$0	$0	$0

		$0	$0	$0

Name	Capacities in which compensation was received	Cash compensation ($)	Other compensation ($)	Total compensation ($)
Mark Suchy	Director	$0	$0	$0
Simon Johnston	Director	$0	$0	$0
Joshua Johnston	Director	$0	$0	$0
Robert Gardiner	Director	$0	$0	$0

The Company may choose to establish an equity compensation plan for its management and other employees in the future.

Total Compensation of Officers For the Last Fiscal Year Prior to This Offering: $0
Total Annual Compensation to Directors: $0
Total Number of Directors: 4

34

Future Compensation Plans for Officers and Directors

A competitive compensation and benefit package will be provided to each member of the management team once funding is secured.

SECURITY OWNERSHIP OF MANAGEMENT
AND CERTAIN SECURITY HOLDERS

The following table sets forth information regarding beneficial ownership of our Common and Preferred Shares as of the date of this Offering and as adjusted to reflect the sale of shares of our Common Stock offered by this Offering Circular, by:

•	Each of our Directors and named Executive Officers;
•	All of our Directors and Executive Officers as a group;
•	Each person or group of affiliated persons known by us to be the beneficial owner of more than 5% of our outstanding shares of Common Stock or any other class of Preferred Stock, and
•	All other shareholders as a group.

Beneficial ownership and percentage ownership are determined in accordance with the rules of the Securities and Exchange Commission and includes voting or investment power with respect to shares of stock. This information does not necessarily indicate beneficial ownership for any other purpose.

Unless otherwise indicated and subject to applicable community property laws, to our knowledge, each stockholder named in the following table possesses sole voting and investment power over their shares of common stock, except for those jointly owned with that person’s spouse. Percentage of beneficial ownership before the offering is based on 291,876,881 Common Shares outstanding on 12/31/2023.

35

Beneficial Ownership Table 1

The beneficial ownership described in this table covers shareholders holding 5% or more of the Company’s Common Stock or Series D Preferred Shares.

Title of Class	Name and Address of Beneficial Owner (1)	Amount and Nature of Beneficial Ownership	Percent of Class (3)	Amount and Nature of Beneficial Ownership Acquirable (2)
Series D Preferred Stock	Medesol Global Inc., Directors and shareholders Simon Johnston, Joshua Johnston, Jeff Williams, Frank Yao	45,000	45%	Shareholder’s Series D Preferred Shares may convert into 450,000,000 shares of common stock
Series D Preferred Stock	GS Capital Blends LLC, Mark Suchy and Joel Gardner managing partners	50,000	50%	Shareholder’s Series D Preferred Shares may convert into 500,000,000 shares of common stock
Common Stock	Daniel Graveline	15,277,777	5.2%	No additional rights to acquire ownership beyond that listed
Common Stock	Red Rock Fund Corp	22,000,000	7.5%	No additional rights to acquire ownership beyond that listed

36

Beneficial Ownership Table 2

The beneficial ownership described in this table covers shareholders holding 5% or more of the Company’s Series A, B or C Preferred Shares. Series A, B and C do not have any material conversion rights as a result of a reverse stock split that took place in 2018.

Title of Class	Name and Address of Beneficial Owner (1)	Amount and Nature of Beneficial Ownership	Percent of Class (3)		Amount and Nature of Beneficial Ownership Acquirable (2)
2018 Special Series A Preferred Stock	Rodney Nettles	1 Share	100%		No additional rights to acquire ownership beyond that listed
Series B Preferred Stock Series A Preferred Stock	Joel Gardner	1 4	16.67 5.9	% %	Shareholder’s Series A and Series B Preferred Shares collectively may convert into 104 shares of common stock
Series C Preferred Stock	Airam Capital, Inc. Managing partner, Aldo Rotondi	1	12.5%		Shareholder’s Series C Preferred Shares may convert into 83 shares of common stock
Series C Preferred Stock	Magaly Bianchini	2	25%		Shareholder’s Series B Preferred Shares may convert into 166 shares of common stock
Series C Preferred Stock	Day Family Trust, for benefit of Rowland Day	1	12.5%		Shareholder’s Series C Preferred Shares may convert into 83 shares of common stock
Series C Preferred Stock	Enrico Restivo	2	25%		Shareholder’s Series C Preferred Shares may convert into 166 shares of common stock
Series C Preferred Stock	Matteo Sacco	1	12.5%		Shareholder’s Series C Preferred Shares may convert into 83 shares of common stock
Series B Preferred Stock	Jeff Weinbrum	1	16.67%		Shareholder’s Series B Preferred Shares may convert into 83 shares of common stock
Series B Preferred Stock	Michael T. Williams	2	33.33%		Shareholder’s Series B Preferred Shares may convert into 166 shares of common stock
Series B Preferred Stock	Katherine B Colby As Trustee Of The Katherine B Colby Revocable Trust	1	16.67%		Shareholder’s Series B Preferred Shares may convert into 83 shares of common stock
Series B Preferred Stock	Michael I Colby As Trustee Of The Michael I Colby Revocable Trust	1	16.67%		Shareholder’s Series B Preferred Shares may convert into 83 shares of common stock

(1)	The addresses for the parties in this column in both beneficial ownership tables above are set forth below.

(2)	This column in both beneficial ownership tables above includes the amount of equity securities each beneficial owner has the right to acquire.
(3)	This column in both beneficial ownership tables includes the amount contained in the preceding column relative to the outstanding shares in said class.

37

Rodney Nettles:	1175 HOLLYGATE LN NAPLES, FL 34103-3846 USA
Joel Gardner	257 CLARIWOOD CT CORRUNNA, ON N0N 1G0 CANADA
Airam Capital, Inc. Managing partner, Aldo Rotondi	155 NORTH FRONT ST SARNIA, ON, N7T 7V5 CANADA
Magaly Bianchini	121 RICHMOND ST W SUITE 304 TORONTO, ON M5H 2K1 CANADA
Day Family Trust, for benefit of Rowland Day	1 HAMPSHIRE CT NEWPORT BEACH, CA 92660-4933 USA
Enrico Restivo	255 CAPEL ST SARNIA, ON N7T 7R3 CANADA
Matteo Sacco	5045 ORBITOR DR SUITE 200 BLDG 10 MISSISSAUGA, ON L4W 4Y4 CANADA
Jeff Weinbrum	5045 ORBITOR DR MISSISSAUGA, ON L4W 4Y4 CANADA
Michael T. Williams	2503 W GARDNER CT TAMPA, FL 33611-4774 USA
Katherine B Colby As Trustee Of The Katherine B Colby Revocable Trust	6 GUARDHOUSE DR REDDING, CT 06896-1827 USA
Michael I Colby As Trustee Of The Michael I Colby Revocable Trust	6 GUARDHOUSE DR REDDING, CT 06896-1827 USA
RBG Wholesale, Robert Gardiner and Robert Kerr each hold a 50% interest in RBG.	3573 victoria street Camlachie, ON N0N 1E0 CANADA
Medesol Global Inc., Directors and shareholders Simon Johnston, Joshua Johnston, Jeff Williams, Frank Yao	1930 Village Center Circle #3-8137 Las Vegas, NV 89134 USA
GS Capital Blends LLC, Mark Suchy and Joel Gardner managing partners	8891 BRIGHTON LANE, #108 BONITA SPRINGS, FL 34135 USA
Daniel Graveline	2623 HAMILTON ROAD BRIGHTS GROVE, ON N0N 1C0 CANADA
Red Rock Fund Corp	3250 BONITA BEACH ROAD , UNIT 205 BONITA SPRINGS, FL 34134 USA

38

INTEREST OF MANAGEMENT AND OTHERS IN CERTAIN TRANSACTIONS

A relatively small group of executives and directors own a large portion of the issued and outstanding shares of Megola, Inc.. Consequently, these shareholders can control the operations of the Company and will have the ability to control all matters submitted to stockholders for approval, including, but not limited to:

•	Election of the Board of Directors,
•	Removal of any Director(s),
•	Removal of any Director(s),
•	Adoption of measures that could delay or prevent a change in control or impede a merger, takeover or other business combination.

Thus, a small group of executives and directors will have complete control over the Company’s management and affairs. Accordingly, their ownership may have the effect of impeding a merger, consolidation, takeover or other business combination, or discouraging a potential acquirer from making a tender offer for the Common Stock.

Related Party Transactions

During the Company’s last two fiscal years and through the date of this Offering Circular (the “Reporting Period”), described below are certain transactions or series of transactions between us and certain related persons.

Disclosed are transactions, or proposed transactions, which could have a material impact on our operations, in which any directors, executive officer or beneficial holder of more than 5% of the outstanding common, or any of their respective relatives, spouses, associates or affiliates, has had or will have any direct or material indirect interest. Transactions that would have a material impact on our operations are defined as those valued at the lesser of $120,000 or the average of 1% of our total assets over the last two fiscal years.

39

GS Capital Blends LLC

GS Capital Blends LLC is owned and controlled by Joel Gardner and Mark Suchy.

Mark Suchy is a director of the Company.

GS Captial Blends LLC has a right to convert into 500,000,000 shares of the Company’s Common Stock by nature of its ownership of 50,000 Series D Preferred Shares in the Company.

As of March 31, 2021, GS Capital Blends LLC was owed a total of $53,921 for advances payable.

During the year ended March 31, 2022, GS Capital Blends LLC advanced $109,148 to the Company and was repaid a total of $107,644 which included the conversion of $65,924 of the debt into a convertible promissory note as described below for net advances of $1,503 bringing the amount owed as advances payable to $55,424. The convertible note in the amount of $65,924 bears no interest, is payable on demand and is convertible at $0.005 per share. On the date of issuance, the Company recorded a beneficial conversion feature equal to the face value of the note, which amount was immediately expensed.

During the fiscal year ended March 31, 2023, GS Capital Blends advanced $34,588 to the Company and was repaid a total of $7,094 for net advances payable of $27,494.

During the nine months ended December 31, 2023, GS Capital Blends advanced $28,823 to the Company with no repayments. As at December 31, 2023 advances payable to GS Capital Blends totaled $111,741 (March 31, 2023-$82,918).

1863942 Ontario Corporation

Unsecured debt in the amount of $205,184 owed to 1863942 Ontario Corporation, an entity controlled by a shareholder of the Company who is also the officer and director of our former subsidiary, Megola Canada, was agreed to be acquired by the Company upon the ratification of the divestiture of Megola Canada effective March 31, 2018. Prior to the appointment of a custodian in 2018, management had agreed verbally to retire the debt payable to 1863942 Ontario Corporation by the issuance of certain shares, however, the shares were never issued. The amount was previously reflected on the balance sheets as “Due to Shareholder” and was non-interest bearing and due on demand.

40

On November 26, 2020, the Company and 1863942 Ontario Corporation agreed to enter into a formal written promissory note with respect to the total amount due of $205,184 and executed an unsecured convertible promissory note (the “Note”). The Note bears no interest and is convertible at any time five days after the issuance date at the election of the holder into shares of common stock at a fixed price of $0.0025 per share. The Company valued the beneficial conversion feature on the date the Note was issued at the fair market value of the Company’s common stock and recorded a day one loss totaling the full face value of the Note ($205,184), which amount was immediately expensed.

During the year ended March 31, 2021, 1863942 Ontario Corporation converted debt in the amount of $146,250 into 58,500,000 shares of common stock pursuant to the Note.

During the year ended March 31, 2022, 1863492 Ontario Corporation returned a total of 19,500,000 of the above converted shares of common stock to treasury and the Company increased the amount of the convertible note by $48,750. There were no further payments or shares issued for debt during the years ended March 31, 2022 or March 31, 2023.

During the nine months ended December 31, 2023, 1863942 Ontario Corporation converted a total of $55,000 in debt into 22,000,000 shares of common stock.

As of December 31, 2023 and March 31, 2023, $52,684 and $107,684 is due on the Note, respectively and is reflected on the balance sheet as Convertible Note – Related Party.

Review, Approval and Ratification of Related Party Transactions

Given our small size and limited financial resources, we have not adopted formal policies and procedures for the review, approval or ratification of transactions, such as those described above, with our executive officer(s), director(s) and significant stockholders. We intend to establish formal policies and procedures in the future, once we have sufficient resources and have appointed additional directors, so that such transactions will be subject to the review, approval or ratification of an appropriate committee of our Board of Directors. On a moving forward basis, our Board of Directors will continue to approve any related party transactions.

41

SECURITIES BEING OFFERED

The Company is offering the following securities:

•	400,000,000 shares of common stock originally issued by the Company

The following is a summary of the rights of our capital stock in our certificate of incorporation, as amended, and bylaws. For more detailed information, please see our articles of incorporation and bylaws, which have been filed as exhibits to the Offering Statement of which this Offering Circular is a part.

Description of Securities

The following table summarizes the rights and restrictions applicable to participants in this offering.

Dividend Rights	Participants in this offering will have the same dividend rights as common stockholders in general, as defined by the Company's Bylaws. The Company does not contemplate paying a dividend at this time.
Voting Rights	Participants in this offering will have the same voting rights as common stockholders in general, as defined by the Company's Bylaws.
Liquidation Rights	Participants in this offering do not have any special liquidation rights.
Preemptive Rights	Participants in this offering do not have any special preemptive rights.
Conversion Rights	Participants in this offering do not have any special conversion rights.
Redemption Provisions	Participants in this offering do not have any special redemption rights.
Sinking Fund Provisions	NA
Liability to Future Calls or Assessment by the Company	Participants in this offering are not liable for capital calls. in the event the Company needs to raise additional capital in the future, participants in this offering will be subject to dilution.
Restrictions on Transferability Post-Offering	The Company is not placing any restrictions on transferability or sale of shares purchased in this offering.
Other Special Restrictions on Securities Offered	NA
Any provision discriminating against any existing or prospective holder of such securities as a result of such securityholder owning a substantial amount of securities.	NA
Cumulative Voting Requirements.	NA
Potential for Investor Rights to be Modified Outside of a Majority Vote	NA

Potential liabilities imposed on Security holders

Please see Section II Item 3 Risk Factors for potential liabilities imposed on security holders.

NA.

Part F/S

The incorporated annual Financial Statements are prepared in compliance with GAAP.© Copyright Glass Box Law 2024- All Rights

42

Reserved

 Megola, Inc.

CONDENSED FINANCIAL STATEMENTS

For the Nine Months ended December 31, 2023, and 2022

(Unaudited)

(Stated in US Dollars)

F-1

 Megola, Inc.

Condensed Balance Sheets

	December 31, 2023	March 31, 2023

ASSETS

Current Assets
Cash and cash equivalents	$4,576	$850
Prepaid Expenses	1,017	1,087
Inventory	137,851	143,830
Total Current Assets	143,444	145,767
Intangible Assets, net amortization of $59,125 and $25,367, respectively	866,525	900,283
Total Assets	$1,009,969	$1,046,050

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current Liabilities
Accounts payable and accrued liabilities	$47,084	$32,396
Advances Payable – related parties	115,426	82,943
Loan Payable – related party	6,900	6,634
Convertible Notes (Note 6)	50,000	42,778
Convertible Note – related party (Note 6)	118,608	173,608
Coupon Interest – related party	40,343	21,507
Interest Payable	2,760	889
Total Current Liabilities	381,121	360,755

Total Liabilities	$381,121	$360,755

Stockholders’ Equity
Common Stock – authorized 3,000,000,000 shares, $0.001 par value, 291,876,881 and 269,876,881 shares of common stock issued and outstanding at December 31, 2023 and March 31, 2023 respectively	291,877	269,877
Preferred Stock – authorized 54,000,000 shares, $0.001 par value. 2018 Special Series A Preferred Shares – authorized 1 share of $0.001 par value, 1 share issued and outstanding	—	—
Series A Preferred Shares – authorized 200 shares, $0.001 par value, 68 and 70 shares issued and outstanding	—	—
Series B Preferred Shares – 100 authorized shares $0.001 par value, 6 shares issued and outstanding	—	—
Series C Preferred Shares – 100 authorized shares, $0.001 par value, 8 shares issued and outstanding	—	—
Series D Preferred Shares – 5,000,000 authorized shares, $10.00 par value, 100,000 and 0 shares issued and outstanding	1,000,000	1,000,000
Series E Preferred Shares – 5,000,000 authorized shares, $5.00 par value, 0 shares issued and outstanding	—	—
Series F Preferred Shares – 25,000,000 authorized shares, $1.00 par value, 0 and 40,000 shares issued and outstanding	—	—
Series G Preferred Shares – 10,000,000 authorized shares, $1.00 par value, 0 shares issued and outstanding	—	—
Additional Paid in Capital	499,961	466,961
Accumulated Deficit	(1162,990)	(1,051,543)
Total Stockholders’ Equity	628,848	685,295
Total Liabilities and Stockholders’ Equity	$1,009,969	$1,046,050

The accompanying notes are an integral part of these unaudited condensed financial statements.

F-2

Megola, Inc.

Condensed Statements of Operations

	Three Months Ended		Nine Months Ended
	December 31,		December 31,
	2023	2022	2023	2022

Sales	$2,205	$4,827	$11,205	$13,677
Cost of Goods Sold	1,245	2,113	7,787	3,261
Gross Profit	960	2,714	3,418	10,416

OPERATING EXPENSES
Professional fees	18,053	7,000	21,976	24,550
Research and Development	608	—	3,566	—
Bad Debts	10,489	—	10,489	—
Amortization expense	11,293	6,301	33,758	15,137
Management and consulting fees	1,500	368	1,500	15,546
Selling, general and administrative expenses	1,950	1,340	15,381	8,000
Royalties	—	5,400	—	5,400
Total operating expenses	43,893	20,409	86,670	68,633

(Loss) from operations	(42,933)	(17,695)	(83,252)	(58,217)

OTHER INCOME (EXPENSE)
Loss on changes in derivative liability	—	(5,277)	(7,222)	(15,717)
Gain on debt extinguishment	—	—	—	556
Gain on foreign exchange	—	24	—	7
Interest expense	(7,021)	(6,655)	(20,973)	(17,285)
Total other expense	(7,021)	(11,908)	(28,195)	(32,439)

Net loss	$(49,954)	$(29,603)	$(111,447)	$(90,656)

Basic and diluted net loss per share	$(0.00)	$(0.00)	$(0.00)	$(0.00)

Weighted average shares: basic and diluted	291,876,881	269,876,881	279,236,881	248,628,656

The accompanying notes are an integral part of these unaudited condensed financial statements.

F-3

Megola, Inc.

Condensed Statement of Stockholders’ Equity

(Unaudited)

			Common Stock
	Preferred Stock (1) Amount	Special 2018 Preferred Stock (2) Amount	Shares	Amount	Additional Paid-in Capital	Deficit	Shareholders Equity
Balance March 31, 2023	$1,000,000	$—	269,876,881	$269,877	$466,961	$(1,051,543)	$685,295
Income (Loss) for the period	—	—	—	—	—	(32,868)	(32,868)
Balance June 30, 2023	$1,000,000	$—	269,876,881	$269,877	$466,961	$(1,084,411)	$652,427
Issuance of common stock	$—	$—	22,000,000	$22,000	$33,000	—	55,000
Income (Loss) for the period	—	—	—	—	—	(28,625)	(28,625)
Balance September 30, 2023	$1,000,000	$—	291,876,881	$291,877	$499,961	$(1,113,036)	678,802
Income (Loss) for the period	—	—	—	—	—	(49,954)	(49,954)
Balance December 31, 2023	$1,000,000	$—	291,876,881	$291,877	$499,961	$(1,1,62,990)	$628,848

			Common Stock
	Preferred Stock (1) Amount	Special 2018 Preferred Stock (2) Amount	Shares	Amount	Additional Paid-in Capital	Deficit	Shareholders Equity
Balance March 31, 2022	$40,000	$—	235,095,560	$235,095	$384,933	$(864,402)	$(204,374)
Issuance of Series F Preferred	30,000	—	—	—	(287)	—	29,713
Issuance of Series D Preferred	750,000	—	—	—	—	—	750,000
Income (Loss) for the period	—	—	—	—	—	(46,113)	(46,113)
Balance June 30, 2022	$820,000	$—	235,095,560	$235,095	$384,646	$(910,515)	$529,226
Conversion to common stock	(55,000)	—	19,503,544	19,504	45,362	—	9,866
Issuance of common stock	—	—	15,277,777	15,278	36,666	—	51,944
Income (Loss for the period)	—	—	—	—	—	(14,940)	(14,940)
Balance September 30, 2022	$765,000	$—	269,876,881	$269,877	$466,674	$(925,455)	$576,096
Cancellation Series F Preferred	(15,000)	—	—	—	287	—	(14,713)
Issuance Series D Preferred	250,000	—	—	—	225,000	—	475,000
Voluntary return Ser. D Preferred	(250,000)	—	—	—	—	—	(250,000)
Income (Loss for the period)	—	—	—	—	—	(29,603)	(29,603)
Balance December 31, 2022	$750,000	$—	269,876,881	$269,877	$691,961	$(955,058)	$756,780

The accompanying notes are an integral part of these unaudited condensed financial statements.

F-4

Megola, Inc.

Condensed Statement of Stockholders’ Equity

(Unaudited)

(1)

	Preferred Series A		Preferred Series B		Preferred Series C		Preferred Series D		Preferred Series E		Preferred Series F		Preferred Series G
	Shares	Amount	Shares	Amount	Shares	Amount	Shares	Amount	Shares	Amount	Shares	Amount	Shares	Amount
Balance March 31, 2023, June 30, 2023, September 30, 2023, and December 31, 2023	68	$—	6	$—	—	$—	100,000	$1,000,000	—	$—	—	$—	—	$—

	Preferred Series A		Preferred Series B		Preferred Series C		Preferred Series D		Preferred Series E		Preferred Series F		Preferred Series G
	Shares	Amount	Shares	Amount	Shares	Amount	Shares	Amount	Shares	Amount	Shares	Amount	Shares	Amount
Balance March 31, 2022	68	$—	6	$—	8	$—	—	$—	—	$—	40,000	$40,000	—	$—
Issuance of Series F Preferred	—	—	—	—	—	—	—	—	—	—	30,000	30,000	—	—
Issuance of Series D Preferred	—	—	—	—	—	—	75,000	750,000	—	—	—	—	—	—
Balance June 30, 2022	68	—	6	—	8	—	75,000	750,000	—	—	70,000	70,000	—	—
Conversion Series F to Common	—	—	—	—	8	—	75,000	750,000	—	—	(55,000)	(55,000)	—	—
Balance September 30, 2022	68	—	6	—	8	—	75,000	750,000	—	—	15,000	15,000	—	—
Cancellation of Series F Preferred	—	—	—	—	—	—	—	—	—	—	(15,000)	(15,000)	—	—
Issuance of Series D Preferred	—	—	—	—	—	—	25,000	250,000	—	—	—	—	—	—
Voluntary return Series D Preferred	—	—	—	—	—	—	(25,000)	(250,000)	—	—	—	—	—	—
Balance December 31, 2022	68	$—	6	$—	8	$—	75,000	$750,000	—	$—	—	$—	—	$—

(2)

	Special 2018 Series A Preferred
	Shares	Amount
Balance March 31, 2022	1	$—
Balance June 30, 2023	1	$—
Balance September 30, 2022	1	$—
Balance December 31, 2022	1	$—
Balance March 31, 2023	1	$—
Balance June 30, 2023	1	$—
Balance September 30, 2023	1	$—
Balance December 31, 2023	1	$—

The accompanying notes are an integral part of these unaudited condensed financial statements.

F-5

Megola, Inc.

Condensed Statements of Cash Flows

	For the Nine Months ended December 31,
	2023	2022

CASH FLOWS FROM OPERATING ACTIVITIES:
Net (loss)	$(111,447)	$(90,656)
Adjustments to reconcile net (loss) to net cash used in operating activities:
Non-cash interest	7,222	15,717
(Gain) loss on extinguish debt	—	(556)
Interest expense loan payable	1,871	1,656
Interest expense – related party	19,101	15,608
Changes in operating assets and liabilities
Decrease to inventory	5,979	2,526
Prepaid Expenses	70	24,900
Amortization of intangible assets	33,758	15,137
Accounts payable and accrued expenses	14,689	6,210
Cash provided by (used in) operating activities	(28,757)	(59,238)

CASH FLOWS FROM INVESTING ACTIVITIES:
Cash provided by (used in) investing activities	—	—

CASH FLOWS FROM FINANCING ACTIVITIES:
Convertible note payable	—	25,000
Advances payable – related parties	32,483	28,490
Cash provided by (used in) financing activities	32,483	53,490

INCREASE (DECREASE) IN CASH	3,726	(5,748)
CASH AT BEGINNING OF YEAR	850	15,788
CASH AT END OF PERIOD	$4,576	$10,040

Supplemental Disclosure of Cash Flow Information
Series D Preferred Stock issued for intangible asset purchases	$—	$922,257
Shares issued to settle principle of convertible debt	$55,000	$50,000
Shares issued to settle interest payable	$—	$2,500
License fees paid with the issuance of preferred stock	$—	$29,427
Inventory acquired through issuance of common stock	$—	$52,743
Series F Preferred Stock issued for intangible asset purchase	$—	$15,000

The accompanying notes are an integral part of these unaudited condensed financial statements.

F-6

Megola, Inc.

Notes to Unaudited Condensed Financial Statements

for the Nine Months ended December 31, 2023, and 2022

NOTE 1 - NATURE OF OPERATIONS

Description of Business:

Historical Information:

Megola, Inc. ("Megola" or "the Company") was incorporated in the State of Nevada under the name SuperiorClean, Inc. on March 29, 2001 to franchise and support third party carpet cleaning operations.

On September 25, 2003, the Company changed its name to Megola, Inc. pursuant to an acquisition agreement with Megola, Inc., an Ontario company (“Megola Canada”). On November 26, 2003, the Company and Megola Canada completed the agreement by way of a reverse acquisition. Megola Canada was formed to sell physical water treatment devices to a wide range of end-users in the United States, Canada and internationally under a license granted by Megola GmbH in Germany. Megola operated up until March 2016 when it no longer had the financial resources to continue to meet its ongoing obligations in the normal course and was subsequently struck in the State of Nevada.

The Company was reinstated on May 9, 2019 and on May 17, 2018, the 8th District Court for Clark County, Nevada, entered an Order granting the application for custodianship of Megola, Inc. to International Venture Society, LLC.

On September 24, 2018, Mr. William Eric Ottens paid $50,000 to the then controlling shareholder for 1 share of Special 2018 Series A Preferred Shares. This effected a change of control, and Mr. Ottens became the sole officer and director of the Company.

Current Information:

On September 25, 2018, the Company entered into a formal agreement to ratify the divestiture of the shares of our former controlled subsidiary, Megola Canada, in agreement with 1863942 Ontario Corporation, an entity controlled by the officer and director of Megola Canada who is also a shareholder of the Company. Under the terms of the agreement, the Company transferred the shares of Megola Canada to 1863942 Ontario Corporation and assumed certain debts incurred in prior periods in the amount of $205,184 which were paid by 1863942 Ontario Corporation.

On December 24, 2018, effective February 13, 2019, the Custodianship of Megola, Inc. in the State of Nevada was discharged.

On January 25, 2020, the Board of Directors of the Company and the majority shareholder of the Company approved an Amendment to the Articles of Incorporation whereby the Company designated a series of Preferred Shares, being Series D, E, F and G. Concurrently they approved the cancellation of the 2018 Special Series B and D shares of preferred stock upon their return to treasury. Further the Company received and approved the consents of Mr. Rodney Nettles and Mr. Bob Gardiner to serve as members of the Board of Directors of the Company, such action to take place upon the Company filing all required reports with OTCMarkets. The aforementioned Certificate of Amendment was filed with the State of Nevada on February 28, 2020.

On January 30, 2020, Mr. Ottens entered into an agreement with Mr. Rodney Nettles, whereunder he agreed to sell his 1 share of 2018 Special Series A Preferred Stock for cash consideration of $50,000. Further to this agreement, certain shareholders holding the 2018 Special Series B and the 2018 Special Series D Preferred stock agreed to cancellation of their shares for cumulative cash consideration of $15,000 from Mr. Nettles upon closing of the sale of the 2018 Special Series A Preferred Stock, all of which transactions are dependent upon the filing of all reports required with OTC Markets. The transactions contemplated by this agreement closed during the period covered by this report.

On May 21, 2020, Mr. William Eric Ottens resigned as the sole officer and director of the Company, and concurrently, Mr. Robert Gardiner was appointed President and a director and Mr. Rodney Nettles was appointed Secretary/Treasurer and a director. As at the date of this report Mr. Ottens continues to be the controlling shareholder of the Company.

On August 24, 2020, the Board of Directors of the Company appointed Mr. Mark Suchy and Mr. Samuel Chiang to the Board of Directors of the Company.

F-7

 Megola, Inc.

Notes to Unaudited Condensed Financial Statements

for the Nine Months ended December 31, 2023, and 2022

NOTE 1 - NATURE OF OPERATION (CONTINUED)

Description of Business:

Current Information (continued):

On October 8, 2020, the Company entered into a definitive contract for the purchase and sale of certain business assets with Scar Capital LLC, whereby the Company acquired intellectual property and patents pending to a deodorizing sanitizing ozone unit known as “The Stink Genie” (“Genie”), as well as inventory on hand. Under the terms of the contract, the Company was required to pay $70,000 for the inventory and intellectual property related to Genie and to issue20,000 shares of Series F Convertible Preferred Stock at $1 per share for a total of $20,000. During the period ended December 31, 2020, the Company sold sufficient inventory and allocated all of the proceeds to fund the required payment of $70,000, and on December 10, 2020, the Company issued 20,000 shares of Series F Convertible Preferred stock.

On October 8, 2020, the Company entered into a definitive contract for the purchase and sale of business assets with Balance2day LLC (“B2D”). Under the terms of the agreement B2D sold to the Company certain inventory on hand owned by B2D for the cash purchase price of $20,000 due and payable by March 31, 2021 and the issuance of 20,000 shares of Series F Preferred stock valued at $1.00 per share. B2D is a company producing and selling a line of hemp extract products designed for athletes and individuals leading an active lifestyle. The products are THC free and legal in all 50 states. During the period ended December 31, 2020, the Company sold sufficient inventory and allocated all of the proceeds to fund the required payment of $20,000 and on December 10, 2020, the Company issued 20,000 shares of Series F Convertible Preferred stock.

On October 13, 2020, the share acquisition between Rodney Nettles and William Eric Ottens was finalized and 1 share of Special Series A Preferred stock was transferred to Mr. Nettles, thus effecting a change in control of the Company. Concurrently, a total of 10,000,000 shares of 2018 Special Series B Preferred stock were returned to the Company and canceled. On November 24, 2020 the holder of 20,000,000 shares of 2018 Special Series D Preferred Stock also returned their shares for cancelation. The impact of the return and cancelation of the 10,000,000 2018 Special Series B and 20,000,000 Special Series D Preferred stock was retroactively applied as at September 30, 2020.

On October 19, 2020, Mr. Paul Cohen and Mr. John MacLeod were appointed to the Advisory Board of the Company.

On July 19, 2021, two shareholders holding shares of Series A Preferred stock converted 1 share each and received 250 shares of common stock each increasing the issued and outstanding common stock of the Company by 500 shares.

During the year ended March 31, 2022, 1863942 Ontario Corp. returned a total of 19,500,000 shares of the Company’s common stock to treasury for cancellation that had previously been issued in settlement of a portion of their convertible note with the Company, thus increasing the amount of the convertible note by $48,750.

The Company exited from shell status in October 2020 concurrent with the acquisition of certain assets and the commencement of sales of the acquired products as part of our ongoing operations. The Company is currently transitioning the e-commerce sites and sourcing new merchant account providers while continuing to sell products existing products.

The Company exited from shell status in October 2020 concurrent with the acquisition of certain assets and the commencement of sales of the acquired products as part of our ongoing operations. The Company is currently transitioning the e-commerce sites and sourcing new merchant account providers while continuing to sell products existing products.

On February 22, 2022, Megola entered into an agreement with RGB Wholesale whereby Megola has been granted a license to access certain branding, label and supply agreements for various Specialty Coffee Product lines, for $15,000 by way of the issuance of 15,000 shares of the Company’s Series F Preferred stock, par value $1.00 per share. The shares were issued on May 24, 2022, and valued at cost, and the Company capitalized the value of the supply agreement and licensing rights. Subsequently on March 31, 2023 the Company determined to fully impair this asset due to a delay in initiating operations under the acquired license.

On March 11, 2022, Megola entered into an agreement with Medesol Global Inc, (“Medesol”) whereby Megola has been granted a license and exclusive marketing rights to Sio2 Proteksol Coatings in consideration of $15,000, payable by way of the issuance of 15,000 shares of the Company’s Series F Preferred stock, par value $1.00 per share.

F-8

Megola, Inc.

Notes to Unaudited Condensed Financial Statements

for the Nine Months ended December 31, 2023, and 2022

NOTE 1 - NATURE OF OPERATION (CONTINUED)

Description of Business:

Current Information (continued):

The shares were issued on May 24, 2022, and valued at fair market value using the if converted method, and the Company capitalized the value of the License and Marketing rights. On September 19, 2022, we entered into an asset acquisition agreement with Medesol whereunder we acquired certain additional product lines, inventory, manufacturing rights and other assets for the issuance of 25,000 shares of the Series D Preferred stock, par value $10 per share, and the concurrent cancelation of the 15,000 Series F Preferred shares previously issued in May 2022. The 25,000 shares of Series D Preferred stock were issued on December 27, 2022, completing the terms of the asset acquisition agreement and were valued at $250,000. Acquired inventory was valued at $52,743 with the remaining value attributed to intangible assets in the amount of $197,257.

On March 22, 2022, the Board of Directors of the Company appointed Mark Pacchini, Simon Johnston, Prof. Jeffrey F. Williams Ph.D., and Bruce Johnston to company Advisory Board positions.

On March 28, 2022, Megola announced that it had entered into a letter of intent with GS Capital Blends LLC, a company with officers, directors and shareholders in common, regarding the Purchase and License of Intellectual Property, Product Lines, Manufacturing and Other Specified Assets of GS Capital Blends LLC. On May 24, 2022, we issued a total of 75,000 Series D Preferred shares (the “Acquisition shares”), par value $10 per share in respect to the aforementioned agreement. We valued the transaction at cost on the acquisition date and capitalized the intellectual property as intangible assets. Subsequently we entered into an amendment to the original agreement (the “Amendment”) reducing the number of acquisition shares to 50,000, extending the terms of a lock-up provision (the “Lock-up”) with respect to the conversion of the Acquisition shares to December 31, 2024, and granting GS Capital Blends a coupon of 5% on the par value of the Acquisition shares, or $500,000 through termination of the Lock-up. Under the terms of the Amendment, the 25,000 shares of Series D Preferred stock were deemed canceled and returned to treasury retroactive to the original agreement date, or May 24, 2022.

On January 3, 2023, Samuel Chiang resigned as a director and Rodney Nettles resigned as director, secretary and treasurer. Mark Suchy, director, was appointed to serve as secretary and treasurer. Mr. Nettles continues to be the Company’s controlling shareholder.

On January 3, 2023, the Company appointed Joshua Johnston to serve as COO and CFO of the Company. Joshua brings two decades of experience building and launching brands and products in the consumer goods industry, as well as a solid background in operations leadership and complex capital market transactions including M&A and IPOs. His authentic and data-driven approach to achieving aggressive business growth has also benefited his companies in the areas of capital raising and global expansion. Joshua holds a Master of Business Administration, with a focus in Technology Management, from the University of Washington where he continues to serve as a mentor for current students.

On February 3, 2023, the Company closed a Definitive Contract for the Exclusive License/Manufacturing of certain MedeSol Global Inc. product lines for a cash payment of $25,000, paid in November 2022, and the issuance of 25,000 shares of the Company’s Series D Preferred stock, par value $10 per share. We valued the transaction at $275,000 including cash consideration on the acquisition date and capitalized $76,144 with respect to acquired inventory and allocated $198,856 to intangible assets.

NOTE 2 – GOING CONCERN

The Company has $4,576 cash on hand, product inventory valued at $137,851 and prepaid expenses of $1,017 for total current assets of $143,444 and current liabilities of $381,121 on December 31, 2023, and we have incurred operating losses to date. While sales have commenced with respect to acquired inventory and product licenses, funds generated from these sales were not sufficient to pay debt and fund ongoing operations. We have limited cash on hand. The Company expects that as it expands its planned scope of business and works to increase revenues, it will continue to incur operating losses. These factors raise substantial doubt about the Company’s ability to continue as a going concern. The Company’s operations have been funded to date by management and shareholders, save for the acquisition costs to purchase certain assets, licensing and intellectual property rights which were partially funded from the sales of acquired product inventory and through the issuance of shares of the Company’s preferred stock. The Company expects this funding to continue until such time as it can acquire a profitable operating business or undertake a financing. There can be no assurance that the Company will continue to receive this funding from management or shareholders, will be able to generate sufficient revenue from sales of products or that the funding received or generated will be sufficient to pay for its ongoing operations. Management’s plans for the continuation of the Company as a going

F-9

Megola, Inc.

Notes to Unaudited Condensed Financial Statements

for the Nine Months ended December 31, 2023, and 2022

NOTE 2 – GOING CONCERN (CONTINUED)

concern includes successful operation of its recently acquired assets in order to attain profitable operations, the development of a commercially viable business, and financing of the Company’s operations through sale of its common stock, as well as shareholder and management advances until such time as it has established profitable operations.

The financial statements reflect all adjustments consisting of normal recurring adjustments, which, in the opinion of management, are necessary for a fair presentation of the results for the periods shown. The financial statements do not include any adjustments relating to the recoverability and classification of recorded assets, or the amounts of and classification of liabilities that might be necessary in the event the Company cannot continue in existence.

NOTE 3 - USE OF ESTIMATES IN THE PREPARATION OF FINANCIAL STATEMENTS

The preparation of financial statements in conformity with Generally Accepted Accounting Principles (GAAP) requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, and disclosure of contingent assets and liabilities, at the date of these financial statements, and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

NOTE 4 – SUMMARY OF ACCOUNTING POLICIES

Basis of Presentation

The accompanying unaudited financial statements have been prepared in accordance with generally accepted accounting principles (US GAAP).  In the opinion of management, all adjustments considered necessary for a fair presentation have been included.  All such adjustments are of a normal recurring nature.

Fiscal Year-End

The Company has selected March 31 as its fiscal year-end.

Cash and Cash Equivalents

The Company considers all highly liquid investments with an original maturity of three months or less to be cash equivalents.

Intangible Assets

Intangible assets reflect the purchase price of various intangible assets including intellectual property rights to various commercial products and process technology, patents, other rights and licensing agreements acquired. The Company has implemented the Business Combinations Topic of the Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) 350, Intangibles - Goodwill and Other. Intangible assets acquired are amortized over their useful life, which the Company has determined to be twenty (20) years. The Company expenses costs to maintain or extend intangible assets as incurred.

The Company reviews intangible assets for impairment when events or changes in circumstances indicate the carrying amount may not be recoverable. We measure the recoverability of these assets by comparing the carrying amounts to the future undiscounted cash flows that the assets are expected to generate. If the carrying value of the assets are not recoverable, the impairment recognized is measured as the amount by which the carrying value of the asset exceeds its fair value. The Company recorded impairment of $0 and $15,000 with respect to certain intangible assets on December 31, 2023 and March 31, 2023, respectively.

Impairment of Long-Lived Assets

Long-lived assets are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable through the estimated undiscounted cash flows expected to result from the use and eventual disposition of the assets. Whenever any such impairment exists, an impairment loss will be recognized for the amount by which the carrying value exceeds the fair value. During the nine months ended December 31, 2023 and 2022, there was no impairment of long-lived assets.

F-10

Megola, Inc.

Notes to Unaudited Condensed Financial Statements

for the Nine Months ended December 31, 2023, and 2022

NOTE 4 – SUMMARY OF ACCOUNTING POLICIES (CONTINUED)

Fair Value of Financial Instruments

The Company follows the fair value measurement rules, which provide guidance on the use of fair value in accounting and disclosure for assets and liabilities when such accounting and disclosure is called for by other accounting literature. These rules establish a fair value hierarchy for inputs to be used to measure fair value of financial assets and liabilities. This hierarchy prioritizes the inputs to valuation techniques used to measure fair value into three levels: Level 1 (highest priority), Level 2, and Level 3 (lowest priority).

Level 1—Unadjusted quoted prices in active markets for identical assets or liabilities that the Company has the ability to access at the balance sheet date.

Level 2—Inputs other than quoted prices included within Level 1 that are observable for the asset or liability, either directly or indirectly. Level 2 inputs include quoted prices for similar assets and liabilities in active markets, quoted prices for identical or similar assets or liabilities in markets that are not active, inputs other than quoted prices that are observable for the asset or liability (i.e., interest rates, yield curves, etc.), and inputs that are derived principally from or corroborated by observable market data by correlation or other means (market corroborated inputs).

Level 3—Inputs are unobservable and reflect the Company’s assumptions as to what market participants would use in pricing the asset or liability. The Company develops these inputs based on the best information available.

Investments are reflected in the accompanying financial statements at fair value. The carrying amount of receivables and accounts payable and accrued expenses approximates fair value due to the short-term nature of those instruments. The estimated fair values for financial instruments are determined at discrete points in time based on relevant market information.  These estimates involve uncertainties and cannot be determined with precision.  The carrying amounts of lease receivables, accounts payable, and accrued liabilities approximate fair value given their short-term nature or effective interest rates, which constitutes level three inputs.

Basic and Diluted Loss Per Share

In accordance with ASC Topic 260 – "Earnings Per Share," the basic loss per common share is computed by dividing the net loss available to common stockholders by the weighted average number of common stock outstanding. Diluted loss per common share is computed similar to basic loss per common share except that the denominator is increased to include the number of additional shares of common stock that would have been outstanding if the potential common stock had been issued and if the additional shares of common stock were dilutive.

Potential common stock consists of the incremental common stock issuable upon the exercise of common stock warrants (using the if-converted method), convertible notes, classes of shares with conversion features, stock awards and stock options. The computation of loss per share for the comparative periods excludes potentially dilutive securities of underlying preferred shares if their inclusion would be antidilutive. During the nine months ended December 31, 2023 and 2022 the Company recorded net losses and therefore, inclusion of potentially dilutive securities would be antidilutive and are excluded from the statement of profit and loss. The table below reflects the potentially dilutive securities at the nine months ended December 31, 2023 and 2022.

	December 31, 2023	December 31, 2022
Series A Preferred Stock	350	350
Series B Preferred Stock	495	495
Series C Preferred Stock	660	660
Series D Preferred Stock	1,000,000,000	750,000,000
Series F Preferred Stock	—	18,891,566
Convertible Notes	58,531,124	67,760,307
Total	1,058,532,629	836,653,378

Revenue Recognition

The Company applies ASC 606 — Revenue from Contracts with Customers. Under ASC 606, the Company recognizes revenue from the commercial sales of products by applying the following steps: (1) identify the contract with a customer; (2) identify the performance obligations in the contract; (3) determine the transaction price; (4) allocate the transaction price to each performance obligation in the contract; and (5) recognize revenue when each performance obligation is satisfied.

F-11

Megola, Inc.

Notes to Unaudited Condensed Financial Statements

for the Nine Months ended December 31, 2023, and 2022

NOTE 4 – SUMMARY OF ACCOUNTING POLICIES (CONTINUED)

Revenue Recognition (Continued)

The Company recognizes revenue when the earnings process is complete and persuasive evidence of an arrangement exists. This generally occurs when a purchased product has been shipped to a customer from our fulfilment center at which time both title and the risks and rewards of ownership are transferred to and accepted by the customer, and the selling price has been collected.

Inventory

Inventories, which consist of finished, saleable goods, are stated at the lower of cost or market value. Cost is determined using the first-in, first-out method and is adjusted to actual cost quarterly based on a physical count. Net realizable value is the estimated selling price in the ordinary course of business, less applicable variable selling expenses. We also hold raw materials in inventory which are valued at cost. During the nine months ended December 31, 2023 and 2022, the Company did not record any impairment to inventory.

Warranty

We do not record warranty liabilities at the time of sale for the estimated costs that may be incurred under the terms of the applicable limited warranty as all component parts are covered by our respective industry suppliers. We hold on hand sufficient replacement units for customer product replacement should the need arise in order to meet expected customer service terms. While we offer a return policy which includes a 30-day money back guarantee, in the most recent two years of product sales there have been no product returns and therefore we have not recorded a liability for any warranty obligations. We assess the need for warranty and return liabilities at each report date.

Advertising Costs

The Company expenses advertising costs as incurred or the first time the advertising takes place, whichever is earlier, in accordance with ASC 720-35. There were no advertising costs incurred during the nine months ended December 31, 2023, and 2022.

Research and Development Costs

The Company charges research and development costs to expense when incurred in accordance with FASB ASC 730, "Research and Development". Research and development costs during the nine months ended December 31, 2023, and 2022 were $3,566 and nil, respectively.

Stock Settled Debt

In certain instances, the Company will issue convertible notes which contain a provision in which the price of the conversion feature is priced at a fixed discount to the trading price of the Company’s common shares as traded on the over-the-counter market.  In these instances, the Company records a liability, in addition to the principal amount of the convertible note, as stock-settled debt for the fixed value transferred to the convertible note holder from the fixed discount conversion feature.  As of December 31, 2023 and March 31, 2023, the Company had recorded within Convertible Notes, net of discount, $25,000 and $25,000 for the value of the stock settled debt for certain convertible notes (see Note 6).

Income Taxes

Income taxes are recognized in accordance with ASC 740, “Income Taxes”, whereby deferred income tax liabilities or assets at the end of each period are determined using the tax rate expected to be in effect when the taxes are actually paid or recovered. A valuation allowance is recognized on deferred tax assets when it is more likely than not that some or all of these deferred tax assets will not be realized.

Recent Accounting Pronouncements

The Company has implemented all new accounting pronouncements that are in effect and that may impact its financial statements and does not believe that there are any other new accounting pronouncements that have been issued that might have a material impact on its financial position or results of operations.

F-12

Megola, Inc.

Notes to Unaudited Condensed Financial Statements

for the Nine Months ended December 31, 2023, and 2022

NOTE 5 – ASSET ACQUISITIONS and INTANGIBLE ASSETS

Intellectual Property and Technology from GS Capital Blends LLC

On March 28, 2022, Megola announced that it had entered into a letter of intent with GS Capital Blends LLC, a company with officers, directors and shareholders in common, regarding the Purchase and License of Intellectual Property, Product Lines, Manufacturing and Other Specified Assets of GS Capital Blends LLC. On May 24, 2022, we issued a total of 75,000 Series D Preferred shares (the “Acquisition shares”), par value $10 per share in respect to the aforementioned agreement. We valued the transaction at cost on the acquisition date and capitalized the intellectual property as intangible assets. Subsequently we entered into an amendment to the original agreement (the “Amendment”) reducing the number of acquisition shares to 50,000, extending the terms of a lock-up provision (the “Lock-up”) with respect to the conversion of the Acquisition shares to December 31, 2024, and granting GS Capital Blends a coupon of 5% on the par value of the Acquisition shares, or $500,000 through termination of the Lock-up. Under the terms of the Amendment, the 25,000 shares of Series D Preferred stock were deemed canceled and returned to treasury retroactive to the original agreement date, or May 24, 2022. We valued the transaction at cost on the acquisition date and capitalized $500,000 as intangible assets.

Intellectual Property and Technology from RBG Wholesale

On May 24, 2022, Megola closed a Contract for the Purchase and Sale of Business Assets from RBG Wholesale with RBG Wholesale (“RBG”), a company with officers, directors and shareholders in common by way of the issuance of 15,000 shares of the Company’s Series F Preferred stock, par value $1.00 per share. The Company has been granted a license to access certain branding, label and supply agreements for various Specialty Coffee Product lines. We valued the transaction at cost on the acquisition date and capitalized $15,000 as intangible assets.

Intellectual Property and Technology and Inventory from Medesol Global Inc.

On May 24, 2022, Megola closed a Purchase and Sale of Business Assets Contract with MedeSol Global Inc (“MedeSol’) and issued 15,000 shares of the Company’s Series F Preferred stock, par value $1.00 per share. Further, on December 27, 2022, the Company amended the original Purchase and Sale of Business Assets Contract with a Definitive Contract for the Exclusive License/Manufacturing of certain MedeSol Global Inc. product lines, which agreement superseded the prior agreement and closed upon issuance of 25,000 shares of the Company’s Series D Preferred stock, par value $10 per share, and the concurrent cancelation of the 15,000 shares of Series F Preferred stock issued previously. We valued the transaction on the acquisition date at $250,000 and capitalized $52,743 with respect to acquired inventory and allocated $197,257 to intangible assets.

On February 3, 2023, the Company closed a Second Definitive Contract for the Exclusive License/Manufacturing of certain MedeSol Global Inc. product lines for a cash payment of $25,000, paid in November 2022, and the issuance of 25,000 shares of the Company’s Series D Preferred stock, par value $10 per share. We valued the transaction on the acquisition date at $275,000 including the cash consideration and capitalized $76,144 with respect to acquired inventory and allocated $198,856 to intangible assets.

Purchase price allocation is as follows:

In Fiscal Year Ended March 31, 2023 $
Allocation:
Inventory acquired at fair market value	128,887
Intangible assets acquired	911,113
Total assets purchased	1,040,000

Consideration paid:
Series F Convertible Preferred shares, 15,000 shares issued, par value $1.00	15,000
Series D Convertible Preferred shares, 100,000 shares issued, par value $10.00	1,000,000
Cash paid	25,000
Total	1,040,000

The purchase accounting for the certain of the above transactions remain incomplete as management continues to gather and evaluate information about circumstances that existed as of the acquisition date. Measurement period adjustments will be recognized prospectively. The measurement period is not to exceed 12 months from the respective dates of acquisition.

F-13

Megola, Inc.

Notes to Unaudited Condensed Financial Statements

for the Nine Months ended December 31, 2023, and 2022

NOTE 5 – ASSET ACQUISITIONS and INTANGIBLE ASSETS (Continued)

Intangible assets are amortized over their useful life, determined to be twenty (20) years, as set out below:

Capitalized value, Intangible Assets
Open, March 31, 2022	$29,538
Additions:
Intangible assets acquired	911,113
Impairment	—
Amortization	(15,137)
Balance, December 31, 2022	$925,514

Open, March 31, 2023	$900,283
Additions:
Intangible assets acquired	—
—
Amortization	(33,758)
Balance, December 31, 2023	$866,525

NOTE 6 – CONVERTIBLE NOTE

(1)              On December 15, 2021, the Company executed a Convertible Promissory Note (the “CPN”) with a third party who provided a loan in the amount of $25,000. The CPN was for a six month term, bearing interest at 15% per annum and was convertible into shares of common stock of the Company based on the following: Upon Maturity, the Company shall pay the entire $25,000 principal, plus any accrued and unpaid interest, back to the Lender, or at any time from the original date of the CPN the Lender may choose to convert the unpaid balance of the CPN, and any accrued interest thereon, into shares of the Company’s Common Stock at a fifty percent (50%) discount off of the lowest volume weighted average price ( “VWAP”) price for the Company’s common stock during the Ten (10) trading days immediately preceding conversion date, as reported by Quote stream.

Effective December 15, 2021, the date of the CPN, Company recorded $25,000 as the liability on stock settled debt which amount was amortized over the term of the notes.

On September 15, 2022, the Company issued a total of 15,277,777 shares of common stock at a conversion price of $0.0018 per share in settlement of the CPN and all accrued and unpaid interest.

The carrying value, net of accrued interest, is as follows:

	December 31, 2023	March 31, 2023
Principal issued	$—	$—
Stock-settled liability	—	—
	—	—
Unamortized debt discount	—	—
	$—	$—

Interest expense in the nine months ended December 31, 2023 and 2022, is as follows:

	For the Nine Months Ended
	December 31,
	2023	2022
Interest expense on notes	$—	$1,411
Amortization of debt discount	—	10,440
Total:	$—	$11,851

F-14

Megola, Inc.

Notes to Unaudited Condensed Financial Statements

for the Nine Months ended December 31, 2023, and 2022

NOTE 6 – CONVERTIBLE NOTE (Continued)

The accrued interest payable on extinguishment is as follows:

Balance, March 31, 2022	$1,089
Interest expense on the convertible notes	1,411
Converted to common stock	(2,500)
Balance, March 31, 2023	$—

Gain related to extinguishment during the fiscal year ended March 31, 2023:

Debt principal	$25,000
Stock-settled liability	25,000
Interest payable	2,500
Issuance of 15,277,777 shares of common stock	(51,944)
Gain on extinguishment of debt upon conversion	$556

(2)              On November 23, 2022, the Company executed a Convertible Promissory Note (the “CPN”) with a third party who provided a loan in the amount of $25,000. The CPN is for a six month term, bears interest at 10% per annum and is convertible into shares of common stock of the Company based on the following: Upon Maturity, the Company shall pay the entire $25,000 principal, plus any accrued and unpaid interest, back to the Lender, or at any time from the original date of the CPN the Lender may choose to convert the unpaid balance of the CPN, and any accrued interest thereon, into shares of the Company’s Common Stock at a fifty percent (50%) discount off of the lowest volume weighted average price ( “VWAP”) price for the Company’s common stock during the Ten (10) trading days immediately preceding conversion date, as reported by Quote stream. The CPN is currently in default.

Effective November 23, 2022, the date of the CPN, Company recorded $25,000 as the liability on stock settled debt which amount is amortized over the term of the notes.

The carrying value, net of accrued interest, is as follows:

	December 31, 2023	March 31, 2023
Principal issued	$25,000	$25,000
Stock-settled liability	25,000	25,000
	50,000	50,000
Unamortized debt discount	—	(7,222)
	$50,000	$42,778

Interest expense in the nine months ended December 31, 2023 and 2022 is as follows:

	For the Nine Months Ended
	December 31,
	2023	2022
Interest expense on notes	$1,871	$—
Amortization of debt discount	7,222	—
Total:	$9,093	$—

The accrued interest payable is as follows:

Balance, March 31, 2023	$889
Interest expense on the convertible notes	1,871
Balance, December 31, 2023	$2,760

F-15

 Megola, Inc.

Notes to Unaudited Condensed Financial Statements

for the Nine Months ended December 31, 2023, and 2022

NOTE 7 - RELATED PARTY TRANSACTIONS

William Eric Ottens

Mr. William Eric Ottens, our former controlling shareholder and former officer and director, provided funding for operations in the amount of $12,498. During the nine months ended December 31, 2020, Mr. Ottens entered into a loan agreement in the amount of $12,498 which reflected the amount of his advances payable as at March 31, 2020. The loan was for a period of nine months from May 21, 2020 and bears interest at 6% per annum. On May 31, 2020, Mr. Ottens agreed to forgive $6,249 of the loan outstanding, leaving a principal balance of $6,249 on the loan. During the year ended March 31, 2021, Mr. Ottens made additional advances to the Company in the amount of $1,250, which amount was paid in full as at March 31, 2021.

The Company accrued interest of $341 on the remaining balance of the loan during the year ended March 31, 2021, paid $245 in interest payments and a total of $417 against principal leaving an outstanding loan balance of $5,928 at March 31, 2021. During the year ended March 31, 2023 and 2022, the Company accrued interest of $353 annually, with no repayments, bringing the balance outstanding as at March 31, 2023 to $6,634 (March 31, 2022 - $6,281).

During the nine months ended December 31, 2023, the Company accrued interest of $266, with no repayments, bringing the outstanding balance to $6,900 at December 31, 2023.

Robert Gardiner

Mr. Gardiner joined the Board of Directors and became an officer on May 21, 2020.

During the year ended March 31, 2022, Mr. Gardiner charged the Company $24,345 in consulting fees and $746 in expenses which amounts were fully paid.

During the year ended March 31, 2023, Mr. Gardiner charged the Company $15,392 in consulting fees which amounts were fully paid.

During the nine months ended December 31, 2023, the Company did not incur any additional fees from Mr. Gardiner. At December 31, 2023, the amount owing to Mr. Gardiner was $0.

RBG Wholesale

On May 24, 2022, the Company issued 15,000 shares of Series F Preferred stock under the terms of an acquisition agreement discussed more fully above in Note 5. Mr. Robert Gardiner, an officer and director of the Company, is a partner in RGB Wholesale. On March 31, 2023, the Company determined to fully impair this asset in the amount of purchase price valued at $15,000 due to a delay in initiating operations pursuant to the aforementioned license agreement.

On September 15, 2022, RGB Wholesale converted 15,000 shares of Series F Preferred stock to 5,219,148 shares of the Company’s common stock at a conversion price of $0.00282 per share.

Rodney Nettles

Mr. Nettles joined the Board of Directors and become an officer on May 21, 2020 and became the controlling shareholder of the Company during October 2020. On January 3, 2023, Mr. Nettles resigned all positions with the Company and continues to be the controlling shareholder.

GS Capital Blends LLC

At March 31, 2021, GS Capital Blends LLC (“GSCB”), a company with officers, directors and shareholders in common, was owed a total of $53,921 for advances payable.

During the year ended March 31, 2022, GSCB advanced $109,148 to the Company and was repaid a total of $107,644 which included the conversion of $65,924 of the debt into a convertible promissory note as described below for net advances of $1,503 bringing the amount owed as advances payable to $55,424. The convertible note in the amount of $65,924 bears no interest, is payable on demand and is convertible at $0.005 per share. On the date of issuance, the Company recorded a beneficial conversion feature equal to the face value of the note, which amount was immediately expensed.

F-16

Megola, Inc.

Notes to Unaudited Condensed Financial Statements

for the Nine Months ended December 31, 2023, and 2022

NOTE 7 - RELATED PARTY TRANSACTIONS (CONTINUED)

GS Capital Blends LLC (Continued)

During the fiscal year ended March 31, 2023, GSCB advanced $34,588 to the Company of which $10,000 was a cash deposit to the corporate bank account and the balance were expenses paid on behalf of the Company by GSCB directly. Of this amount, GSCB was repaid a total of $7,094 for net advances provided during the year of $27,494.

During the nine months ended December 31, 2023, GSCB advanced $28,823 to the Company with no repayments. As at December 31, 2023 advances payable to GSCB totaled $111,741 (March 31, 2023-$82,918).

	December 31, 2023	March 31, 2023
Convertible note – related party	$65,924	$65,924
Advances – related parties	111,741	82,918
	$177,665	$148,842

Intellectual Property and Technology from GSCB

As discussed in Note 5 above, during the year ended March 31, 2022 the Company issued 500,000 shares of Series D preferred stock to GS Capital Blends as consideration with respect to an agreement, and amendments thereto, for the Purchase and License of Intellectual Property, Product Lines, Manufacturing and Other Specified Assets (the "Agreement"). Under the terms of the Agreement GS Capital Blends was granted a coupon of 5% on the par value of the Acquisition shares, or $500,000, through termination of a Lock-up on December 31, 2024. During the nine months ended December 31, 2023 and 2022, the company recorded $40,343 and $15,342, respectively, as accrued coupon payments with respect to the Agreement, which amounts are included on the balance sheet as Coupon interest payable – related party.

1863942 Ontario Corporation

Unsecured debt in the amount of $205,184 owed to 1863942 Ontario Corporation, an entity controlled by a shareholder of the Company who is also the officer and director of our former subsidiary, Megola Canada, was agreed to be acquired by the Company upon the ratification of the divestiture of Megola Canada effective March 31, 2018. Prior to the appointment of a custodian in 2018, management had agreed verbally to retire the debt payable to 1863942 Ontario Corporation by the issuance of certain shares, however, the shares were never issued. The amount was previously reflected on the balance sheets as “Due to Shareholder” and was non-interest bearing and due on demand.

On November 26, 2020, the Company and 1863942 Ontario Corporation agreed to enter into a formal written promissory note with respect to the total amount due of $205,184 and executed an unsecured convertible promissory note (the “Note”). The Note bears no interest and is convertible at any time five days after the issuance date at the election of the holder into shares of common stock at a fixed price of $0.0025 per share. The Company valued the beneficial conversion feature on the date the Note was issued at the fair market value of the Company’s common stock and recorded a day one loss totaling the full face value of the Note ($205,184), which amount was immediately expensed.

During the year ended March 31, 2021, 1863942 Ontario Corporation converted debt in the amount of $146,250 into 58,500,000 shares of common stock pursuant to the Note.

During the year ended March 31, 2022, 1863492 Ontario Corporation returned a total of 19,500,000 of the above converted shares of common stock to treasury and the Company increased the amount of the convertible note by $48,750. There were no further payments or shares issued for debt during each of the years ended March 31, 2023 and 2022.

During the nine months ended December 31, 2023, 1863942 Ontario Corporation converted a total of $55,000 in debt into 22,000,000 shares of common stock.

At December 31, 2023 and March 31, 2023, $52,684 and $107,684 is due on the Note, respectively and is reflected on the balance sheet as Convertible Note – Related Party.

F-17

Megola, Inc.

Notes to Unaudited Condensed Financial Statements

for the Nine Months ended December 31, 2023, and 2022

NOTE 7 - RELATED PARTY TRANSACTIONS (CONTINUED)

Mark Suchy

During the fiscal year ended March 31, 2023, Mr. Suchy, an officer and director of the Company, advanced a total of $25 to the Company. During the nine months ended December 31, 2023, Mr. Suchy advanced a further $3,660 to the Company. At December 31, 2023 and March 31, 2023, the amounts of $3,685 and $25, respectively remained due to Mr. Suchy and is reflected on the balance sheet as Advances payable – related parties.

Joshua Johnston

During the nine months ended December 31, 2023, Mr. Johnston, an officer and director of the Company and a company of which he is an officer and director, paid operating expenses for the benefit of the Company totaling $5,509. At December 31, 2023 $5,419 remained outstanding and is reflected on the balance sheet as accounts payable.

NOTE 8 – COMMON AND PREFERRED STOCK

Preferred Stock:

The Company has authorized 54,000,000 shares of Preferred Stock, at various par values, of which 100 shares are designated as Series A Preferred, 200 shares are designated as Series B Preferred, 100 shares are designated as Series C Preferred, 5,000,000 shares are designated as Series D Preferred, 5,000,000 shares are designated as Series E Preferred, 25,000,000 shares are designated as Series F Preferred, and 10,000,000 shares are designated as Series G Preferred. The Company has also designated a 2018 Special Series of Preferred stock. As at December 31, 2023, we have 1 share designated as 2018 Special Series A Preferred Stock.

2018 Special Series A Preferred Shares:

There is one (1) share of 2018 Special Series A Preferred stock, $0.001 par value authorized which carries the right to 51% voting control of the Company.

At December 31, 2023 and March 31, 2023, there was one (1) share of 2018 Special Series A Preferred stock issued and outstanding.

Series A Preferred Shares:

There are a total of 200 shares of Series A Preferred Stock, $0.001 par value authorized. All shares of Preferred Series “A” stock held 12 months are eligible for conversion to common stock at a conversion price set at $0.20 cents per share and the Company has the right to effect a mandatory conversion of the Series A Preferred stock 24 months from the date of issuance of the Series A Preferred stock. Each Preferred Series “A” share is entitled to cast 100 votes in a shareholder meeting.

On July 19, 2021, two shareholders holding shares of Series A Preferred stock converted 1 share each and received 250 shares of common stock each increasing the issued and outstanding common stock of the Company by 500 shares.

At December 31, 2023 and March 31, 2023, there were a total of 68 shares of Series A Preferred Stock issued and outstanding

Series B Preferred Shares:

There are a total of 100 shares of Series B Preferred Stock, $0.001 par value, authorized. All shares of Preferred Series “B” stock are convertible to common stock at a conversion price set at $0.05 cents per share or the 10 day average trading price of the common stock at the time of conversion, whichever is less, and have no voting rights.

At December 31, 2023 and March 31, 2023, there were a total of 6 shares of Series B Preferred Stock issued and outstanding.

Series C Preferred Shares:

There are a total of 100 shares of Series C Preferred Stock authorized, $0.001 par value. All shares of Preferred Series “C” stock held 12 months are convertible to common stock at a conversion price set at $0.10 cents per share or the 10 day average trading price of the common stock at the time of conversion, whichever is less. Each Preferred Series “C” share is entitled to cast 2,000 votes in a shareholder meeting.

F-18

Megola, Inc.

Notes to Unaudited Condensed Financial Statements

for the Nine Months ended December 31, 2023, and 2022

NOTE 8 – COMMON AND PREFERRED STOCK (CONTINUED)

Preferred Stock (continued):

Series C Preferred Shares (Cont’d)

At December 31, 2023 and March 31, 2023, there were a total of 8 shares of Series C Preferred Stock issued and outstanding.

Series D Preferred Shares

There are a total of 5,000,000 shares of Series D Preferred Stock authorized, $10.00 par value, which may only be issued at the direction of the Board of Directors and with the consent of a majority of the shareholders of the Company. The shares when issued have a 6 month lock up period from the date of issuance and thereafter may be converted on the basis of 25% of the shares held by the shareholder quarterly, with no conversion resulting in the shareholder holding more than 9.99% of the issued and outstanding common stock. The shares are convertible into common stock at $0.001 per share. The shares carry voting rights of 100 shares of common stock for each one share held. The shares have the right to receive dividends and are anti-dilutive.

On May 24, 2022, the Company issued a total of 75,000 shares, par value $10 per share for an asset acquisition (Note 5), 25,000 of these shares were subsequently returned to the Company as a result of amendments to the original acquisition agreements can canceled retroactive to the original issue date.

On December 27, 2022, the Company issued a total of 25,000 shares, par value $10 per share for an asset acquisition (Note 5).

On February 3, 2023, the Company issued a total of 25,000 shares, par value $10 per share for an asset acquisition (Note 5).

At December 31, 2023 and March 31, 2023, there were a total of 100,000 and 0 shares of Series D Preferred Stock issued and outstanding, respectively.

Series E Preferred Shares

There are a total of 5,000,000 shares of Series E Preferred Stock authorized, $5.00 par value, which may only be issued at the direction of the Board of Directors and with the consent of a majority of the shareholders of the Company. The shares when issued have a 6 month lock up period from the date of issuance and thereafter may be converted on the basis of 25% of the shares held by the shareholder quarterly, with no conversion resulting in the shareholder holding more than 9.99% of the issued and outstanding common stock. The shares are convertible into common stock at 35% of the 21-day average closing price of the common stock of the Company or $$0.0025 per share, whichever is higher. The Company may elect a mandatory conversion of the stock into common shares, cash or a combination of cash and common stock after five years from the date of issuance. The shares carry voting rights of 10 shares of common stock for each one share held. The shares are anti-dilutive. The shares have no rights to receive dividends.

At December 31, 2023 and March 31, 2023, there were no shares issued and outstanding.

Series F Preferred Shares

There are a total of 25,000,000 shares of Series F Preferred Stock authorized, $1.00 par value which may only be issued at the direction of the Board of Directors and with the consent of a majority of the shareholders of the Company. The shares when issued have a 6-month lock-up period from the date of issuance and thereafter may be converted into common stock and may be fully converted after 12 months of issuance. The shares are convertible into common stock at a 25% discount to the 21 day average closing price of the common stock of the Company or $0.0025 per share, whichever is higher. The Company may elect a mandatory conversion of the stock into common shares, cash or a combination of cash and common stock after five years from the date of issuance. The shares carry no voting rights. The shares are anti-dilutive. The shares have no right to receive dividends.

On May 24, 2022, the Company issued a total of 30,000 shares of Series F Preferred Stock as consideration under the terms of two acquisition agreements (15,000 shares for each acquisition) valued at $1.00 per share. (Note 5).

On September 15, 2022, the Company received notices of conversion from certain holders and converted 55,000 Series F Preferred Shares into 19,503,546 shares of common stock at a conversion price of $0.00282 per share.

F-19

Megola, Inc.

Notes to Unaudited Condensed Financial Statements

for the Nine Months ended December 31, 2023, and 2022

NOTE 8 – COMMON AND PREFERRED STOCK (CONTINUED)

Preferred Stock (continued):

Series F Preferred Shares (Cont’d)

On December 27, 2022, the holders of 15,000 shares of Series F Preferred Stock returned their shares for cancelation as part of an amended acquisition agreement. (Note 5)

At December 31, 2023 and March 31, 2023, there were 0 and 40,000 shares of Series F Preferred Stock issued and outstanding, respectively.

Series G Preferred Shares

There are a total of 10,000,000 shares of Series G Preferred Stock authorized, $1.00 par value which may only be issued at the direction of the Board of Directors and with the consent of a majority of the shareholders of the Company. The shares when issued have a 6-month lock-up period from the date of issuance and thereafter may be converted into common stock and may be fully converted after 12 months of issuance. The shares are convertible into common stock at 50% of the 21 day average closing price of the common stock of the Company or $$0.0025 per share, whichever is higher. The Company may elect a mandatory conversion of the stock into common shares, cash or a combination of cash and common stock after five years from the date of issuance. The shares carry no voting rights. The shares are anti-dilutive. The shares have no rights to receive dividends.

At December 31, 2023 and March 31, 2023, there were no shares issued and outstanding.

Common stock:

The Company has authorized 3,000,000,000 shares of Common Stock, $0.001 par value.

During the nine months ended December 31, 2023 and 2022 the Company issued 22,000,000 and 34,781,321 shares of common stock, respectively.

There were a total of total of 291,876,881 and 269,876,881 shares of common stock issued and outstanding, respectively at December 31, 2023 and March 31, 2023.

NOTE 9 – OTHER EVENTS

Liquidnano, Inc.

On March 19, 2023, the Company entered into an Exclusive Global Supply Agreement with Liquidnano, Inc. an industry leader in Liquid Glass Screen Protection for mobile devices. These wipe-on products provide scratch, shatter, and impact resistance to all types of handheld device screens. Under the terms of the agreement, Liquidnano, Inc. (the “Distributor”) must purchase at least $725,000 USD of Product during the first twelve (12) months following execution of the Agreement, $1,495,000 USD of Product within months thirteen (13) to twenty-four (24), and $2,810,000 within months twenty-five (25) to thirty-six (36), where month one (1) starts on the first day of the calendar month immediately following the Effective Date. Volume targets beyond that will be mutually agreed upon but shall be at least $2,810,000 USD per year. If the volume target is missed, the agreement will become nonexclusive unless at least 75% of the annual minimum is achieved, in which case the exclusivity is not revoked. However, the shortfall must be made up the following year or the Agreement becomes non-exclusive.

STAT Sanitizing LLC

On August 22, 2023, the Company entered into an exclusive supply and distribution agreement with STAT Sanitizing LLC (“STAT”) whereby the Company granted STAT the exclusive rights to market and sell certain Megola products within the Territory defined as the US market for remediation services. The agreement has a term of 24 months, renewal for consecutive 12-month periods subject to STAT meeting certain minimum purchase commitments. STAT must purchase at least $500,000 USD of product during the first 12 months from August 22, 2023 and $1,000,000USD of product during the second 12 months. Should the volume targets not be met the agreement will become non-exclusive for the remaining term of the agreement. Any sales by the Company in the Territory or by STAT

F-20

Megola, Inc.

Notes to Unaudited Condensed Financial Statements

for the Nine Months ended December 31, 2023, and 2022

NOTE 9 – OTHER EVENTS (Continued)

STAT Sanitizing LLC (Cont’d)

outside of the Territory, the Company will pay STAT a commission fee of 10% of all such sales and the sales will be included in the minimum purchase commitments. The product included in the agreement is MedeSol Cleaner Deodorizer.

NOTE 10 – SUBSEQUENT EVENTS

The Company has evaluated subsequent events from the balance sheet date through the date that the financial statements were issued and determined that there are no additional subsequent events to disclose.

F-21

Megola, Inc.

FINANCIAL STATEMENTS

For the Years ended March 31, 2023, and 2022

(Stated in US Dollars)

F-22

F-23

 Report of Independent Registered Public Accounting Firm

To the Shareholders and the Board of Directors of Megola, Inc.

Opinion on the Financial Statements

We have audited the accompanying balance sheets of Megola, Inc. (the Company) as of March 31, 2023, and 2022, the related statements of income, changes in stockholders’ equity, and cash flows for each of the two years in the period ended March 31, 2023, and the related notes (collectively referred to as the “Financial statements”). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of March 31, 2023, and 2022, and the results of its operations and its cash flows for each of the two years in the period ended March 31, 2023, in conformity with accounting principles generally accepted in the United States of America.

Basis for Opinion

These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on the Company's financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) ("PCAOB") and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. Our audits included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audits also included evaluating the accounting principles used and

F-24

significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provide a reasonable basis for our opinion.

Company’s Ability to Continue as a Going Concern

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 2 to the financial statements, the Company has suffered recurring losses from operations and has a net capital deficiency that raises substantial doubt about its ability to continue as a going concern. Management's plans in regard to these matters are as described in Note 2. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Critical Audit Matter

The critical audit matters communicated below are matters arising from the current period audit of the financial statements that were communicated or required to be communicated to the audit committee and that: (1) relate to accounts or disclosures that are material to the financial statements and (2) involved our especially challenging, subjective, or complex judgments. The communication of critical audit matters does not alter in any way our opinion on the financial statements, taken as a whole, and we are not, by communicating the critical audit matters below, providing separate opinions on the critical audit matters or on the accounts or disclosures to which they relate.

In our audit of Megola Inc.'s financial statements, we identified a critical audit matter related to the company's acquisition of intangible assets through three distinct agreements in FY 2023. This matter is critical due to the significance of these intangible assets, specifically intellectual property and patents, to the company's financial position and results of operations.

1.	First Agreement - Exclusive License/Manufacturing with GS Capital Blends LLC:

Megola Inc. entered into an agreement with GS Capital Blends LLC for the exclusive license and manufacturing of their product line, which includes intellectual property and patent-pending formulas. To address this matter, we obtained external confirmation to validate the existence of intangible assets, the legal transfer of rights as outlined in the agreement, exclusivity, and the estimated useful life of the acquired assets determined by management.

F-25

2.	Second Agreement - Sale of Business Assets with RGB Wholesale:

The company acquired a specialty coffee product line from RGB Wholesale, but before the closing of FY 2022, management assessed that no future economic benefits would accrue from these assets. Consequently, an impairment decision was made. We perform audit procedures on this matter by evaluating the impairment assessment made by management and ensuring the proper recognition of the impairment loss in accordance with accounting standards.

3.	Third Agreement - Exclusive Licensing/Manufacturing with Medosol Global Inc.:

Megola Inc. entered into two separate agreements with Medosol Global Inc., acquiring exclusive licensing and manufacturing rights for intellectual property, formulas, and patent-pending technology. To validate the accuracy of this information, we relied on confirmations received from the respective owner/awardee of intangible assets, aligning our assessment with management's amortization schedule and the value recorded using the cost method. Further details on the intangible asset valuation can be found in Note 5 of the financial statements.

Our audit procedures included confirmation with the owners/awardees of the intangible assets, verification of management's assessment and amortization period, and comprehensive valuation procedures. This critical audit matter emphasizes the importance of these intangible assets to Megola Inc.'s financial statements and the thoroughness of our audit procedures to ensure the accuracy and reliability of the reported information.

For, Pipara & Co LLP (6841)

We have served as the Company’s auditor since 2022

Place: Ahmedabad, India Date: April 12, 2024

F-26

Megola, Inc.

Balance Sheets

	March 31, 2023	March 31, 2022

ASSETS

Current Assets
Cash and cash equivalents	$850	$15,788
Prepaid Expenses	1,087	949
Inventory	143,830	35,179
Total Current Assets	145,767	51,916
Intangible Assets, net amortization of $25,367 and $0	900,283	29,538
Total Assets	$1,046,050	$81,454

LIABILITIES AND STOCKHOLDERS’ DEFICIT
Current Liabilities
Accounts payable and accrued liabilities	$33,285	$—
Advances Payable – related parties	82,943	55,424
Loan Payable – related party	6,634	6,281
Coupon interest payable – related party	21,507	—
Convertible Notes (Note 6)	42,778	40,649
Convertible Note – related party (Note 7)	173,608	173,608
Derivative liability (Notes 8)	—	9,866
Total Current Liabilities	360,755	285,828

Total Liabilities	$360,755	$285,828

Stockholders’ Deficit
Common Stock – authorized 3,000,000,000 shares, $0.001 par value, 269,876,881 and 235,095,560 shares of common stock issued and outstanding as of March 31, 2023 and 2022, respectively	269,877	235,095
2018 Special Series A Preferred Shares – authorized 1 share of $0.001 par value, 1 share issued and outstanding as of March 31, 2023 and 2022	—	—
Series A Preferred Shares – authorized 200 shares, $0.001 par value, 68 and 70 shares issued and outstanding as of March 31, 2023, and 2022	—	—
Series B Preferred Shares – 100 authorized shares $0.001 par value, 6 shares issued and outstanding as of March 31, 2023 and 2022	—	—
Series C Preferred Shares – 100 authorized shares, $0.001 par value, 8 shares issued and outstanding as of March 31, 2023 and 2022	—	—
Series D Preferred Shares – 5,000,000 authorized shares, $10.00 par value, 100,000 and 0 shares issued and outstanding as of March 31, 2023, and 2022	1,000,000	—
Series E Preferred Shares – 5,000,000 authorized shares, $5.00 par value, 0 shares issued and outstanding as of March 31, 2023, and 2022	—	—
Series F Preferred Shares – 25,000,000 authorized shares, $1.00 par value, 0 and 40,000 shares issued and outstanding as of March 31, 2023, and 2022	—	40,000
Series G Preferred Shares – 10,000,000 authorized shares, $1.00 par value, 0 shares issued and outstanding as of March 31, 2023, and 2022	—	—
Additional Paid in Capital	466,961	384,933
Accumulated Deficit	(1,051,543)	(864,402)
Total Stockholders’ Equity (Deficit)	685,295	(204,374)
Total Liabilities and Stockholders’ Deficit	$1,046,050	$81,454

The accompanying notes are an integral part of these audited financial statements.

F-27

Megola, Inc.

Statements of Operations

	For the years ended March 31,
	2023	2022
Sales	$13,821	$16,721
Cost of Goods Sold	3,331	9,382
Gross Profit	10,490	7,339

Operating expenses:
Professional fees	51,811	9,160
Management and consulting fees	15,546	32,733
Amortization of intangible assets	25,367	—
Selling, general and administrative expenses	53,086	34,972
Total operating expenses	145,810	76,865

Loss from operations	(135,320)	(69,526)

Other Income (expense)
Gain on extinguished debt	556	—
Interest expense	(52,377)	(81,927)
Total other income (loss) net	(51,821)	(81,927)

Net loss	$(187,141)	$(151,453)

Net loss per common share
Basic and diluted	$(0.00)	$(0.00)

Weighted average number of common shares
Basic and diluted	253,867,945	244,872,122

The accompanying notes are an integral part of these audited financial statements.

F-28

Megola, Inc.

Statement of Stockholders’ Equity (Deficiency)

(Unaudited)

	Preferred Stock (1)	Special 2018 Preferred Stock (2)	Common Stock		Additional Paid-in		Shareholders Equity
	Amount	Amount	Shares	Amount	Capital	Deficit	(Deficit)
Balance March 31, 2021	$40,000	$—	254,595,060	$254,595	$348,259	$(712,949)	$(70,095)
Shares returned to treasury	—	—	(19,500,000)	(19,500)	(29,250)	—	(48,750)
Conversion of Preferred Series A	—	—	500	—	—	—	—
Beneficial conversion feature	—	—	—	—	65,924	—	65,924
Net loss	—	—	—	—	—	(151,453)	(151,453)
Balance March 31, 2022	$40,000	$—	235,095,560	$235,095	$384,933	$(864,402)	$(204,374)
Issuance of Series F Preferred	15,000	—	—	—	—	—	15,000
Convert to common stock	(55,000)	—	19,503,544	19,504	45,362	—	9,866
Debt converted to common stock	—	—	15,277,777	15,278	36,666	—	51,944
Issuance of Series D Preferred	1,000,000	—	—	—	—	—	1,000,000
Net loss	—	—	—	—	—	(187,141)	(187,141)
Balance March 31, 2023	$1,000,000	$—	269,876,881	$269,877	$466,961	$(1,051,543)	$685,295

(1)

	Preferred Series A		Preferred Series B		Preferred Series C		Preferred Series D		Preferred Series E		Preferred Series F		Preferred Series G
	Shares	Amount	Shares	Amount	Shares	Amount	Shares	Amount	Shares	Amount	Shares	Amount	Shares	Amount
Balance March 31, 2021	70	$—	6	$—	—	$—	—	$—	—	$—	40,000	$40,000	—	$—
Conversion of Series A to Common	(2)	—	—	—	—	—	—	—	—	—	—	—	—	—
Balance, March 31, 2022	68	—	6	—	8	—	—	—	—	—	40,000	40,000	—	—
Issuance of Series F	—	—	—	—	—	—	—	—	—	—	15,000	15,000	—	—
Conversion of Series F to Common	—	—	—	—	—	—	—	—	—	—	(55,000)	(55,000)	—	—
Issuance of Series D	—	—	—	—	—	—	125,000	1,250,000	—	—	—	—	—	—
Cancellation of Series D	—	—	—	—	—	—	(25,000)	(250,000)	—	—	—	—	—	—
Balance March 31, 2023	68	$—	6	$—	—	$—	100,000	$1,000,000	—	$—	—	$—	—	$—

(2)

	Special 2018 Series A Preferred
	Shares	Amount
Balance, March 31, 2021	1	$—
Balance, March 31, 2022	1	—
Balance, March 31, 2023	1	$—

The accompanying notes are an integral part of these audited financial statements.

F-29

Megola, Inc.

Statements of Cash Flows

	For the years ended March 31,
	2023	2022

CASH FLOWS FROM OPERATING ACTIVITIES:
Net income (loss)	$(187,141)	$(151,453)
Adjustments to reconcile net (loss) to net cash used in operating activities:
(Gain) on extinguished debt	(556)	—
Impairment of intangible assets	15,000	—
Amortization of intangible assets	25,367	—
Non-cash interest	28,217	80,484
Changes in operating assets and liabilities
Inventory	(4,763)	8,007
Prepaid Expenses	(137)	(949)
Accounts payable and accrued expenses	33,285	(14,170)
Cash provided by (used in) operating activities	(90,728)	(78,081)

CASH FLOWS FROM INVESTING ACTIVITIES:
Cash provided by (used in) investing activities	—	—

CASH FLOWS FROM FINANCING ACTIVITIES:
Convertible notes	25,000	25,000
Advances payable – related parties	27,519	67,427
Interest expense – related party, annual coupon on preferred stock	21,507	—
Interest expense, loan payable	1,411	1,089
Interest expense, loan payable – related party	353	353
Cash provided by (used in) financing activities	75,790	93,869

INCREASE (DECREASE) IN CASH	(14,938)	15,788
CASH AT BEGINNING OF YEAR	15,788	—
CASH AT END OF YEAR	$850	$15,788

Supplemental Disclosure of Cash Flow Information
Series D Preferred Stock issued under asset purchase agreements	$1,000,000	$—
Cancellation of shares due to conversion of convertible notes, related parties	$—	$48,750
Advances payable converted to loan payable, related parties	$—	$65,924
Liability from stock settled debt	$25,000	$25,000
Shares issued to settle principal of convertible note and stock settle-debt	$50,000	$—
Shares issued to settle unpaid interest under convertible note	$2,500	$—
Series D Preferred Stock issued to acquire inventory	$91,744	$—

The accompanying notes are an integral part of these audited financial statements.

F-30

Megola, Inc.

Notes to Audited Financial Statements

for the Years ended March 31, 2023 and 2022

NOTE 1 - NATURE OF OPERATIONS

Description of Business:

Historical Information:

Megola, Inc. ("Megola" or "the Company") was incorporated in the State of Nevada under the name SuperiorClean, Inc. on March 29, 2001 to franchise and support third party carpet cleaning operations.

On September 25, 2003, the Company changed its name to Megola, Inc. pursuant to an acquisition agreement with Megola, Inc., an Ontario company (“Megola Canada”). On November 26, 2003, the Company and Megola Canada completed the agreement by way of a reverse acquisition. Megola Canada was formed to sell physical water treatment devices to a wide range of end-users in the United States, Canada and internationally under a license granted by Megola GmbH in Germany. Megola operated up until March 2016 when it no longer had the financial resources to continue to meet its ongoing obligations in the normal course and was subsequently struck in the State of Nevada.

The Company was reinstated on May 9, 2018 and on May 17, 2018, the 8th District Court for Clark County, Nevada, entered an Order granting the application for custodianship of Megola, Inc. to International Venture Society, LLC.

On September 24, 2018, Mr. William Eric Ottens paid $50,000 to the then controlling shareholder for 1 share of Special 2018 Series A Preferred Shares. This effected a change of control, and Mr. Ottens became the sole officer and director of the Company.

Current Information:

On September 25, 2018, the Company entered into a formal agreement to ratify the divestiture of the shares of our former controlled subsidiary, Megola Canada, in agreement with 1863942 Ontario Corporation, an entity controlled by the officer and director of Megola Canada who is also a shareholder of the Company. Under the terms of the agreement, the Company transferred the shares of Megola Canada to 1863942 Ontario Corporation and assumed certain debts incurred in prior periods in the amount of $205,184 which were paid by 1863942 Ontario Corporation.

On December 24, 2018, effective February 13, 2019, the Custodianship of Megola, Inc. in the State of Nevada was discharged.

On January 25, 2020, the Board of Directors of the Company and the majority shareholder of the Company approved an Amendment to the Articles of Incorporation whereby the Company designated a series of Preferred Shares, being Series D, E, F and G. Concurrently they approved the cancellation of the 2018 Special Series B and D shares of preferred stock upon their return to treasury. Further, the Company received and approved the consents of Mr. Rodney Nettles and Mr. Bob Gardiner to serve as members of the Board of Directors of the Company, such action to take place upon the Company filing all required reports with OTCMarkets. The aforementioned Certificate of Amendment was filed with the State of Nevada on February 28, 2020.

On January 30, 2020, Mr. Ottens entered into an agreement with Mr. Rodney Nettles, whereunder he agreed to sell his 1 share of 2018 Special Series A Preferred Stock for cash consideration of $50,000. Further to this agreement, certain shareholders holding the 2018 Special Series B and the 2018 Special Series D Preferred stock agreed to cancellation of their shares for cumulative cash consideration of $15,000 from Mr. Nettles upon closing of the sale of the 2018 Special Series A Preferred Stock, all of which transactions are dependent upon the filing of all reports required with OTC Markets. The transactions contemplated by this agreement closed during the period covered by this report.

On May 21, 2020, Mr. William Eric Ottens resigned as the sole officer and director of the Company, and concurrently, Mr. Robert Gardiner was appointed President, and a director and Mr. Rodney Nettles was appointed Secretary/Treasurer and a director. As at the date of this report Mr. Ottens continues to be the controlling shareholder of the Company.

On August 24, 2020, the Board of Directors of the Company appointed Mr. Mark Suchy and Mr. Samuel Chiang to the Board of Directors of the Company.

F-31

 Megola, Inc.

Notes to Audited Financial Statements

for the Years ended March 31, 2023 and 2022

NOTE 1 - NATURE OF OPERATION (CONTINUED)

Description of Business:

Current Information (continued):

On October 8, 2020, the Company entered into a definitive contract for the purchase and sale of certain business assets with Scar Capital LLC, whereby the Company acquired intellectual property and patents pending to a deodorizing sanitizing ozone unit known as “The Stink Genie” (“Genie”), as well as inventory on hand. Under the terms of the contract, the Company was required to pay $70,000 for the inventory and intellectual property related to Genie and to issue20,000 shares of Series F Convertible Preferred Stock at $1 per share for a total of $20,000. During the period ended December 31, 2020, the Company sold sufficient inventory and allocated all of the proceeds to fund the required payment of $70,000, and on December 10, 2020, the Company issued 20,000 shares of Series F Convertible Preferred stock.

On October 8, 2020, the Company entered into a definitive contract for the purchase and sale of business assets with Balance2day LLC (“B2D”). Under the terms of the agreement B2D sold to the Company certain inventory on hand owned by B2D for the cash purchase price of $20,000 due and payable by March 31, 2021, and the issuance of 20,000 shares of Series F Preferred stock valued at $1.00 per share. B2D is a company producing and selling a line of hemp extract products designed for athletes and individuals leading an active lifestyle. The products are THC free and legal in all 50 states. During the period ended December 31, 2020, the Company sold sufficient inventory and allocated all of the proceeds to fund the required payment of $20,000 and on December 10, 2020, the Company issued 20,000 shares of Series F Convertible Preferred stock.

On October 13, 2020, the share acquisition between Rodney Nettles and William Eric Ottens was finalized and 1 share of Special Series A Preferred stock was transferred to Mr. Nettles, thus effecting a change in control of the Company. Concurrently, a total of 10,000,000 shares of 2018 Special Series B Preferred stock were returned to the Company and canceled. On November 24, 2020 the holder of 20,000,000 shares of 2018 Special Series D Preferred Stock also returned their shares for cancelation. The impact of the return and cancelation of the 10,000,000 2018 Special Series B and 20,000,000 Special Series D Preferred stock was retroactively applied as of September 30, 2020.

On October 19, 2020, Mr. Paul Cohen and Mr. John MacLeod were appointed to the Advisory Board of the Company.

On July 19, 2021, two shareholders holding shares of Series A Preferred stock converted 1 share each and received 250 shares of common stock each increasing the issued and outstanding common stock of the Company by 500 shares.

During the year ended March 31, 2022, 1863942 Ontario Corp. returned a total of 19,500,000 shares of the Company’s common stock to treasury for cancellation that had previously been issued in settlement of a portion of their convertible note with the Company, thus increasing the amount of the convertible note by $48,750.

The Company exited from shell status in October 2020 concurrent with the acquisition of certain assets and the commencement of sales of the acquired products as part of our ongoing operations. The Company is currently transitioning the e-commerce sites and sourcing new merchant account providers while continuing to sell products existing products.

The Company exited from shell status in October 2020 concurrent with the acquisition of certain assets and the commencement of sales of the acquired products as part of our ongoing operations. The Company is currently transitioning the e-commerce sites and sourcing new merchant account providers while continuing to sell products existing products.

On February 22, 2022, Megola entered into an agreement with RGB Wholesale whereby Megola has been granted a license to access certain branding, label and supply agreements for various Specialty Coffee Product lines, for $15,000 by way of the issuance of 15,000 shares of the Company’s Series F Preferred stock, par value $1.00 per share. The shares were issued on May 24, 2022, and valued at cost, and the Company capitalized the value of the supply agreement and licensing rights. On March 31, 2023 the Company determined to fully impair this asset due to a delay in initiating operations under the acquired license.

On March 11, 2022, Megola entered into an agreement with Medesol Global Inc, (“Medesol”) whereby Megola has been granted a license and exclusive marketing rights to Sio2 Proteksol Coatings in consideration of $15,000, payable by way of the issuance of 15,000 shares of the Company’s Series F Preferred stock, par value $1.00 per share. The shares were issued on May 24, 2022, and valued at

F-32

 Megola, Inc.

Notes to Audited Financial Statements

for the Years ended March 31, 2023 and 2022

NOTE 1 - NATURE OF OPERATION (CONTINUED)

Description of Business:

Current Information (continued):

fair market value using the if converted method, and the Company capitalized the value of the License and Marketing rights. On September 19, 2022, we entered into an asset acquisition agreement with Medesol whereunder we acquired certain additional product lines, inventory, manufacturing rights and other assets for the issuance of 25,000 shares of the Series D Preferred stock, par value $10 per share, and the concurrent cancelation of the 15,000 Series F Preferred shares previously issued in May 2022. The 25,000 shares of Series D Preferred stock were issued on December 27, 2022, completing the terms of the asset acquisition agreement and were valued at $250,000. Acquired inventory was valued at $52,743 with the remaining value attributed to intangible assets in the amount of $197,257.

On March 22, 2022, the Board of Directors of the Company appointed Mark Pacchini, Simon Johnston, Prof. Jeffrey F. Williams Ph.D., and Bruce Johnston to company Advisory Board positions.

On March 28, 2022, Megola announced that it had entered into a letter of intent with GS Capital Blends LLC, a company with officers, directors and shareholders in common, regarding the Purchase and License of Intellectual Property, Product Lines, Manufacturing and Other Specified Assets of GS Capital Blends LLC. On May 24, 2022, we issued a total of 75,000 Series D Preferred shares (the “Acquisition shares”), par value $10 per share in respect to the aforementioned agreement. We valued the transaction at cost on the acquisition date and capitalized the intellectual property as intangible assets. Subsequently we entered into an amendment to the original agreement (the “Amendment”) reducing the number of acquisition shares to 50,000, extending the terms of a lock-up provision (the “Lock-up”) with respect to the conversion of the Acquisition shares to December 31, 2024, and granting GS Capital Blends a coupon of 5% on the par value of the Acquisition shares, or $500,000 through termination of the Lock-up. Under the terms of the Amendment, the 25,000 shares of Series D Preferred stock were deemed canceled and returned to treasury retroactive to the original agreement date, or May 24, 2022.

On January 3, 2023, Samuel Chiang resigned as a director and Rodney Nettles resigned as director, secretary and treasurer. Mark Suchy, director, was appointed to serve as secretary and treasurer. Mr. Nettles continues to be the Company’s controlling shareholder.

On January 3, 2023, the Company appointed Joshua Johnston to serve as COO and CFO of the Company. Joshua brings two decades of experience building and launching brands and products in the consumer goods industry, as well as a solid background in operations leadership and complex capital market transactions including M&A and IPOs. His authentic and data-driven approach to achieving aggressive business growth has also benefited his companies in the areas of capital raising and global expansion. Joshua holds a Master of Business Administration, with a focus in Technology Management, from the University of Washington where he continues to serve as a mentor for current students.

On February 3, 2023, the Company closed a Definitive Contract for the Exclusive License/Manufacturing of certain MedeSol Global Inc. product lines for a cash payment of $25,000, paid in November 2022, and the issuance of 25,000 shares of the Company’s Series D Preferred stock, par value $10 per share. We valued the transaction at $275,000 including cash consideration on the acquisition date and capitalized $76,144 with respect to acquired inventory and allocated $198,856 to intangible assets.

NOTE 2 – GOING CONCERN

The Company has $850 cash on hand, product inventory valued at $143,830 and prepaid expenses of $1,087 for total current assets of $145,767 and current liabilities of $360,755 on March 31, 2023, and we have incurred operating losses to date. While sales have commenced with respect to acquired inventory and product licenses, funds generated from these sales were not sufficient to pay debt and fund ongoing operations. We have limited cash on hand. The Company expects that as it expands its planned scope of business and works to increase revenues, it will continue to incur operating losses. These factors raise substantial doubt about the Company’s ability to continue as a going concern.

The Company’s operations have been funded to date by management and shareholders, save for the acquisition costs to purchase certain assets, licensing and intellectual property rights which were partially funded from the sales of acquired product inventory and through the issuance of shares of the Company’s preferred stock. The Company expects this funding to continue until such time as it can acquire a profitable operating business or undertake a financing. There can be no assurance that the Company will continue to receive this funding from management or shareholders, will be able to generate sufficient revenue from sales of products or that the funding received

F-33

Megola, Inc.

Notes to Audited Financial Statements

for the Years ended March 31, 2023 and 2022

NOTE 2 – GOING CONCERN (CONTINUED)

or generated will be sufficient to pay for its ongoing operations. Management’s plans for the continuation of the Company as a going concern includes successful operation of its recently acquired assets in order to attain profitable operations, the development of a commercially viable business, and financing of the Company’s operations through sale of its common stock, as well as shareholder and management advances until such time as it has established profitable operations.

NOTE 3 - USE OF ESTIMATES IN THE PREPARATION OF FINANCIAL STATEMENTS

The preparation of financial statements in conformity with Generally Accepted Accounting Principles (GAAP) requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, and disclosure of contingent assets and liabilities, at the date of these financial statements, and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

NOTE 4 – SUMMARY OF ACCOUNTING POLICIES

Basis of Presentation

The accompanying audited financial statements have been prepared in accordance with generally accepted accounting principles (US GAAP).  In the opinion of management, all adjustments considered necessary for a fair presentation have been included.  All such adjustments are of a normal recurring nature.

Fiscal Year-End

The Company has selected March 31 as its fiscal year-end.

Cash and Cash Equivalents

The Company considers all highly liquid investments with an original maturity of three months or less to be cash equivalents.

Intangible Assets

Intangible assets reflect the purchase price of various intangible assets including intellectual property rights to various commercial products and process technology, patents, other rights and licensing agreements acquired. The Company has implemented the Business Combinations Topic of the Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) 350, Intangibles - Goodwill and Other. Intangible assets acquired are amortized over their useful life, which the Company has determined to be twenty (20) years. The Company expenses costs to maintain or extend intangible assets as incurred.

The Company reviews intangible assets for impairment when events or changes in circumstances indicate the carrying amount may not be recoverable. We measure the recoverability of these assets by comparing the carrying amounts to the future undiscounted cash flows that the assets are expected to generate. If the carrying value of the assets are not recoverable, the impairment recognized is measured as the amount by which the carrying value of the asset exceeds its fair value. The Company recorded impairment of $15,000 and $0 with respect to certain intangible assets at March 31, 2023 and 2022, respectively.

Impairment of Long-Lived Assets

Long-lived assets are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable through the estimated undiscounted cash flows expected to result from the use and eventual disposition of the assets. Whenever any such impairment exists, an impairment loss will be recognized for the amount by which the carrying value exceeds the fair value. During the years ended March 31, 2023 and 2022, there was no impairment of long-lived assets.

F-34

Megola, Inc.

Notes to Audited Financial Statements

for the Years ended March 31, 2023 and 2022

NOTE 4 – SUMMARY OF ACCOUNTING POLICIES (CONTINUED)

Fair Value of Financial Instruments

The Company follows the fair value measurement rules, which provide guidance on the use of fair value in accounting and disclosure for assets and liabilities when such accounting and disclosure is called for by other accounting literature. These rules establish a fair value hierarchy for inputs to be used to measure fair value of financial assets and liabilities. This hierarchy prioritizes the inputs to valuation techniques used to measure fair value into three levels: Level 1 (highest priority), Level 2, and Level 3 (lowest priority).

Level 1—Unadjusted quoted prices in active markets for identical assets or liabilities that the Company has the ability to access at the balance sheet date.

Level 2—Inputs other than quoted prices included within Level 1 that are observable for the asset or liability, either directly or indirectly. Level 2 inputs include quoted prices for similar assets and liabilities in active markets, quoted prices for identical or similar assets or liabilities in markets that are not active, inputs other than quoted prices that are observable for the asset or liability (i.e., interest rates, yield curves, etc.), and inputs that are derived principally from or corroborated by observable market data by correlation or other means (market corroborated inputs).

Level 3—Inputs are unobservable and reflect the Company’s assumptions as to what market participants would use in pricing the asset or liability. The Company develops these inputs based on the best information available.

Investments are reflected in the accompanying financial statements at fair value. The carrying amount of receivables and accounts payable and accrued expenses approximates fair value due to the short-term nature of those instruments. The estimated fair values for financial instruments are determined at discrete points in time based on relevant market information.  These estimates involve uncertainties and cannot be determined with precision.  The carrying amounts of lease receivables, accounts payable, and accrued liabilities approximate fair value given their short-term nature or effective interest rates, which constitutes level three inputs.

Basic and Diluted Loss Per Share

In accordance with ASC Topic 260 – "Earnings Per Share," the basic loss per common share is computed by dividing the net loss available to common stockholders by the weighted average number of common stock outstanding. Diluted loss per common share is computed similar to basic loss per common share except that the denominator is increased to include the number of additional shares of common stock that would have been outstanding if the potential common stock had been issued and if the additional shares of common stock were dilutive.

Potential common stock consists of the incremental common stock issuable upon the exercise of common stock warrants (using the if-converted method), convertible notes, classes of shares with conversion features, stock awards and stock options. The computation of loss per share for the comparative periods excludes potentially dilutive securities of underlying preferred shares if their inclusion would be antidilutive. During the years ended March 31, 2023 and 2022 the Company recorded net losses and therefore, inclusion of potentially dilutive securities would be antidilutive and are excluded from the statement of profit and loss. The table below reflects the potentially dilutive securities at the years ended March 31, 2023 and 2022.

	March 31, 2023	March 31,2022
Series A Preferred Stock	350	350
Series B Preferred Stock	495	495
Series C Preferred Stock	660	660
Series D Preferred Stock	1,000,000,000	—
Series F Preferred Stock	—	6,105,206
Convertible Notes	43,054,934	66,132,400
Total	1,043,056,439	72,239,111

Revenue Recognition

The Company applies ASC 606 — Revenue from Contracts with Customers. Under ASC 606, the Company recognizes revenue from the commercial sales of products by applying the following steps: (1) identify the contract with a customer; (2) identify the performance obligations in the contract; (3) determine the transaction price; (4) allocate the transaction price to each performance obligation in the contract; and (5) recognize revenue when each performance obligation is satisfied.

F-35

Megola, Inc.

Notes to Audited Financial Statements

for the Years ended March 31, 2023 and 2022

NOTE 4 – SUMMARY OF ACCOUNTING POLICIES (CONTINUED)

Revenue Recognition (continued)

The Company recognizes revenue when the earnings process is complete and persuasive evidence of an arrangement exists. This generally occurs when a purchased product has been shipped to a customer from our fulfilment center at which time both title and the risks and rewards of ownership are transferred to and accepted by the customer, and the selling price has been collected.

Inventory

Inventories, which consist of finished, saleable goods, are stated at the lower of cost or market value. Cost is determined using the first-in, first-out method and is adjusted to actual cost quarterly based on a physical count. Net realizable value is the estimated selling price in the ordinary course of business, less applicable variable selling expenses. We also hold raw materials in inventory which are valued at cost.

Warranty

We do not record warranty liabilities at the time of sale for the estimated costs that may be incurred under the terms of the applicable limited warranty as all component parts are covered by our respective industry suppliers. We hold on hand sufficient replacement units for customer product replacement should the need arise in order to meet expected customer service terms. While we offer a return policy which includes a 30-day money back guarantee, in the most recent two years of product sales there have been no product returns and therefore we have not recorded a liability for any warranty obligations. We assess the need for warranty and return liabilities at each report date.

Advertising Costs

The Company expenses advertising costs as incurred or the first time the advertising takes place, whichever is earlier, in accordance with ASC 720-35. There were no advertising costs incurred during the years ended March 31, 2023, and 2022.

Research and Development Costs

The Company charges research and development costs to expense when incurred in accordance with FASB ASC 730, "Research and Development". There were no research and development costs for the years ended March 31, 2023, and 2022.

Stock Settled Debt

In certain instances, the Company will issue convertible notes which contain a provision in which the price of the conversion feature is priced at a fixed discount to the trading price of the Company’s common shares as traded on the over-the-counter market.  In these instances, the Company records a liability, in addition to the principal amount of the convertible note, as stock-settled debt for the fixed value transferred to the convertible note holder from the fixed discount conversion feature.  As of March 31, 2023 and 2022, the Company had recorded within Convertible Notes, net of discount, $25,000 and $25,000 for the value of the stock settled debt for certain convertible notes (see Note 6).

Income Taxes

Income taxes are recognized in accordance with ASC 740, “Income Taxes”, whereby deferred income tax liabilities or assets at the end of each period are determined using the tax rate expected to be in effect when the taxes are actually paid or recovered. A valuation allowance is recognized on deferred tax assets when it is more likely than not that some or all of these deferred tax assets will not be realized.

Recent Accounting Pronouncements

The Company has implemented all new accounting pronouncements that are in effect and that may impact its financial statements and does not believe that there are any other new accounting pronouncements that have been issued that might have a material impact on its financial position or results of operations.

F-36

Megola, Inc.

Notes to Audited Financial Statements

for the Years ended March 31, 2023 and 2022

NOTE 5 – ASSET ACQUISITIONS AND INTANGIBLE ASSETS

Intellectual Property and Technology from GS Capital Blends LLC

On March 28, 2022, Megola announced that it had entered into a letter of intent with GS Capital Blends LLC, a company with officers, directors and shareholders in common, regarding the Purchase and License of Intellectual Property, Product Lines, Manufacturing and Other Specified Assets of GS Capital Blends LLC. On May 24, 2022, we issued a total of 75,000 Series D Preferred shares (the “Acquisition shares”), par value $10 per share in respect to the aforementioned agreement. We valued the transaction at cost on the acquisition date and capitalized the intellectual property as intangible assets. Subsequently we entered into an amendment to the original agreement (the “Amendment”) reducing the number of acquisition shares to 50,000, extending the terms of a lock-up provision (the “Lock-up”) with respect to the conversion of the Acquisition shares to December 31, 2024, and granting GS Capital Blends a coupon of 5% on the par value of the Acquisition shares, or $500,000 through termination of the Lock-up. Under the terms of the Amendment, the 25,000 shares of Series D Preferred stock were deemed canceled and returned to treasury retroactive to the original agreement date, or May 24, 2022. We valued the transaction at cost on the acquisition date and capitalized $500,000 as intangible assets.

Intellectual Property and Technology from RBG Wholesale and MedeSol Global

On May 24, 2022, Megola closed a Contract for the Purchase and Sale of Business Assets from RBG Wholesale with RBG Wholesale (“RBG”), a company with officers, directors and shareholders in common by way of the issuance of 15,000 shares of the Company’s Series F Preferred stock, par value $1.00 per share. The Company has been granted a license to access certain branding, label and supply agreements for various Specialty Coffee Product lines. We valued the transaction at cost on the acquisition date and capitalized $15,000 as intangible assets.

On May 24, 2022, Megola closed a Purchase and Sale of Business Assets Contract with MedeSol Global Inc (“MedeSol’) and issued 15,000 shares of the Company’s Series F Preferred stock, par value $1.00 per share. Further, on December 27, 2022, the Company amended the original Purchase and Sale of Business Assets Contract with a Definitive Contract for the Exclusive License/Manufacturing of certain MedeSol Global Inc. product lines, which agreement superseded the prior agreement and closed upon issuance of 25,000 shares of the Company’s Series D Preferred stock, par value $10 per share, and the concurrent cancelation of the 15,000 shares of Series F Preferred stock issued previously. We valued the transaction on the acquisition date at $250,000 and capitalized $52,743 with respect to acquired inventory and allocated $197,257 to intangible assets.

On February 3, 2023, the Company closed a Second Definitive Contract for the Exclusive License/Manufacturing of certain MedeSol Global Inc. product lines for a cash payment of $25,000, paid in November 2022, and the issuance of 25,000 shares of the Company’s Series D Preferred stock, par value $10 per share. We valued the transaction on the acquisition date at $275,000 including the cash consideration and capitalized $76,144 with respect to acquired inventory and allocated $198,856 to intangible assets.

Purchase price allocation is as follows:

In Fiscal Year Ended March 31, 2023 $
Allocation:
Inventory acquired at fair market value	128,887
Intangible assets acquired	911,113
Total assets purchased	1,040,000

Consideration paid:
Series F Convertible Preferred shares, 15,000 shares issued, par value $1.00	15,000
Series D Convertible Preferred shares, 100,000 shares issued, par value $10.00	1,000,000
Cash paid	25,000
Total	1,040,000

The purchase accounting for the certain of the above transactions remain incomplete as management continues to gather and evaluate information about circumstances that existed as of the acquisition date. Measurement period adjustments will be recognized prospectively. The measurement period is not to exceed 12 months from the respective dates of acquisition.

Intangible assets are amortized over their useful life, determined to be twenty (20) years, as set out below:

F-37

Megola, Inc.

Notes to Audited Financial Statements

for the Years ended March 31, 2023 and 2022

NOTE 5 – ASSET ACQUISITIONS AND INTANGIBLE ASSETS

Capitalized value, Intangible Assets
Open, March 31, 2022 and 2021	$29,538
Additions:
Intangible assets acquired	911,113
Impairment	(15,000)
Amortization	(25,367)
Balance, March 31, 2023	$900,283

NOTE 6 – CONVERTIBLE NOTE

(1)              On December 15, 2021, the Company executed a Convertible Promissory Note (the “CPN”) with a third party who provided a loan in the amount of $25,000. The CPN was for a six month term, bearing interest at 15% per annum and was convertible into shares of common stock of the Company based on the following: Upon Maturity, the Company shall pay the entire $25,000 principal, plus any accrued and unpaid interest, back to the Lender, or at any time from the original date of the CPN the Lender may choose to convert the unpaid balance of the CPN, and any accrued interest thereon, into shares of the Company’s Common Stock at a fifty percent (50%) discount off of the lowest volume weighted average price ( “VWAP”) price for the Company’s common stock during the Ten (10) trading days immediately preceding conversion date, as reported by Quote stream.

Effective December 15, 2021, the date of the CPN, Company recorded $25,000 as the liability on stock settled debt which amount was amortized over the term of the notes.

On September 15, 2022, the Company issued a total of 15,277,777 shares of common stock at a conversion price of $0.0018 per share in settlement of the CPN and all accrued and unpaid interest.

The carrying value, net of accrued interest, is as follows:

	March 31, 2023	March 31, 2022
Principal issued	$—	$25,000
Stock-settled liability	—	25,000
	—	50,000
Unamortized debt discount	—	—
	$—	$50,000

Interest expense in the fiscal years ended March 31, 2023 and 2022, is as follows:

	For Fiscal Years Ended
	March 31,
	2023	2022
Interest expense on notes	$1,411	$1,089
Amortization of debt discount	10,440	14,560
Total:	$11,851	$15,649

The accrued interest payable on extinguishment is as follows:

Balance, March 31, 2022	$1,089
Interest expense on the convertible notes	1,411
Converted to common stock	(2,500)
Balance, March 31, 2023	$—

F-38

Megola, Inc.

Notes to Audited Financial Statements

for the Years ended March 31, 2023 and 2022

NOTE 6 – CONVERTIBLE NOTE (CONTINUED)

Gain related to extinguishment during the fiscal year ended March 31, 2023:

Debt principal	$25,000
Stock-settled liability	25,000
Interest payable	2,500
Issuance of 15,277,777 shares of common stock	(51,944)
Gain on extinguishment of debt upon conversion	$556

(2)              On November 23, 2022, the Company executed a Convertible Promissory Note (the “CPN”) with a third party who provided a loan in the amount of $25,000. The CPN is for a six month term, bears interest at 10% per annum and is convertible into shares of common stock of the Company based on the following: Upon Maturity, the Company shall pay the entire $25,000 principal, plus any accrued and unpaid interest, back to the Lender, or at any time from the original date of the CPN the Lender may choose to convert the unpaid balance of the CPN, and any accrued interest thereon, into shares of the Company’s Common Stock at a fifty percent (50%) discount off of the lowest volume weighted average price ( “VWAP”) price for the Company’s common stock during the Ten (10) trading days immediately preceding conversion date, as reported by Quote stream.

Effective November 23, 2022, the date of the CPN, Company recorded $25,000 as the liability on stock settled debt which amount is amortized over the term of the notes.

The carrying value, net of accrued interest, is as follows:

	March 31, 2023	March 31, 2022
Principal issued	$25,000	$—
Stock-settled liability	25,000	—
	50,000	—
Unamortized debt discount	(7,222)	—
	$42,778	$—

Interest expense in the fiscal years ended March 31, 2023 and 2022 is as follows:

	For Fiscal Years Ended
	March 31,
	2023	2022
Interest expense on notes	$889	$—
Amortization of debt discount	17,778	—
Total:	$18,667	$—

NOTE 7 - RELATED PARTY TRANSACTIONS

William Eric Ottens

Mr. William Eric Ottens, our former controlling shareholder and former officer and director, provided funding for operations in the amount of $12,498. During the nine months ended December 31, 2020, Mr. Ottens entered into a loan agreement in the amount of $12,498 which reflected the amount of his advances payable as at March 31, 2020. The loan was for a period of nine months from May 21, 2020 and bears interest at 6% per annum. On May 31, 2020, Mr. Ottens agreed to forgive $6,249 of the loan outstanding, leaving a principal balance of $6,249 on the loan. During the year ended March 31, 2021, Mr. Ottens made additional advances to the Company in the amount of $1,250, which amount was paid in full as at March 31, 2021.

The Company accrued interest of $341 on the remaining balance of the loan during the year ended March 31, 2021, paid $245 in interest payments and a total of $417 against principal leaving an outstanding loan balance of $5,928 at March 31, 2021. During the years ended March 31, 2023 and 2022, the Company accrued interest of $353, respectively, with no repayments, bringing the balance outstanding as at March 31, 2023 and 2022 to $6,634 And $6,281, respectively.

F-39

Megola, Inc.

Notes to Audited Financial Statements

for the Years ended March 31, 2023 and 2022

NOTE 7 - RELATED PARTY TRANSACTIONS (CONTINUED)

Robert Gardiner

Mr. Gardiner joined the Board of Directors and became an officer on May 21, 2020.

During the year ended March 31, 2022, Mr. Gardiner charged the Company $24,345 in consulting fees and $746 in expenses which amounts were fully paid.

During the year ended March 31, 2023, Mr. Gardiner charged the Company $15,392 in consulting fees which amounts were fully paid.

RBG Wholesale

On May 24, 2022 the Company issued 15,000 shares of Series F Preferred stock under the terms of an acquisition agreement discussed more fully above in Note 5. Mr. Robert Gardiner, an officer and director of the Company, is a partner in RGB Wholesale. On March 31, 2023, the Company determined to fully impair this asset in the amount of purchase price valued at $15,000 due to a delay in initiating operations pursuant to the aforementioned license agreement.

On September 15, 2022, RGB Wholesale converted 15,000 shares of Series F Preferred stock to 5,219,148 shares of the Company’s common stock at a conversion price of $0.00282 per share.

Rodney Nettles

Mr. Nettles joined the Board of Directors and become an officer on May 21, 2020 and became the controlling shareholder of the Company during October 2020. On January 3, 2023, Mr. Nettles resigned all positions with the Company and continues to be the controlling shareholder.

GS Capital Blends LLC

At March 31, 2021, GS Capital Blends LLC (“GSCB”), a company with officers, directors and shareholders in common, was owed a total of $53,921 for advances payable.

During the year ended March 31, 2022, GSCB advanced $109,148 to the Company and was repaid a total of $107,644 which included the conversion of $65,924 of the debt into a convertible promissory note as described below for net advances of $1,503 bringing the amount owed as advances payable to $55,424. The convertible note in the amount of $65,924 bears no interest, is payable on demand and is convertible at $0.005 per share. On the date of issuance, the Company recorded a beneficial conversion feature equal to the face value of the note, which amount was immediately expensed.

During the fiscal year ended March 31, 2023, GSCB advanced $34,588 to the Company of which $10,000 was a cash deposit to the corporate bank account and the balance were expenses paid on behalf of the Company by GSCB directly. Of this amount, GSCB was repaid a total of $7,094 for net advances provided during the year of $27,494. As at March 31, 2023, advances payable to GSCB totaled $82,918.

	March 31, 2023	March 31, 2022
Convertible note – related party	$65,924	$65,924
Advances – related parties	82,918	55,424
	$148,842	$121,348

Intellectual Property and Technology from GSCB

As discussed in Note 5 above, during the year ended March 31, 2022 the Company issued 500,000 shares of Series D preferred stock to GS Capital Blends as consideration with respect to an agreement, and amendments thereto, for the Purchase and License of Intellectual Property, Product Lines, Manufacturing and Other Specified Assets (the "Agreement"). Under the terms of the Agreement GS Capital Blends was granted a coupon of 5% on the par value of the Acquisition shares, or $500,000, through termination of a Lock-up on December 31, 2024. During the year ended March 31, 2023 the company recorded $21,507 as accrued coupon payments with respect to the Agreement.

F-40

Megola, Inc.

Notes to Audited Financial Statements

for the Years ended March 31, 2023 and 2022

NOTE 7 - RELATED PARTY TRANSACTIONS (CONTINUED)

1863942 Ontario Corporation

Unsecured debt in the amount of $205,184 owed to 1863942 Ontario Corporation, an entity controlled by a shareholder of the Company who is also the officer and director of our former subsidiary, Megola Canada, was agreed to be acquired by the Company upon the ratification of the divestiture of Megola Canada effective March 31, 2018. Prior to the appointment of a custodian in 2018, management had agreed verbally to retire the debt payable to 1863942 Ontario Corporation by the issuance of certain shares, however, the shares were never issued. The amount was previously reflected on the balance sheets as “Due to Shareholder” and was non-interest bearing and due on demand.

On November 26, 2020, the Company and 1863942 Ontario Corporation agreed to enter into a formal written promissory note with respect to the total amount due of $205,184 and executed an unsecured convertible promissory note (the “Note”). The Note bears no interest and is convertible at any time five days after the issuance date at the election of the holder into shares of common stock at a fixed price of $0.0025 per share. The Company valued the beneficial conversion feature on the date the Note was issued at the fair market value of the Company’s common stock and recorded a day one loss totaling the full-face value of the Note ($205,184), which amount was immediately expensed.

During the year ended March 31, 2021, 1863942 Ontario Corporation converted debt in the amount of $146,250 into 58,500,000 shares of common stock pursuant to the Note.

During the year ended March 31, 2022, 1863492 Ontario Corporation returned a total of 19,500,000 of the above converted shares of common stock to treasury and the Company increased the amount of the convertible note by $48,750. There were no further payments or shares issued for debt during the years ended March 31, 2022 or March 31, 2023.

At March 31, 2023 and 2022, $107,684 is due on the Note and is reflected on the balance sheet as Convertible Note – Related Party.

Mark Suchy

During the fiscal year ended March 31, 2023, Mr. Suchy, an officer and director of the Company, advanced a total of $25 to the Company. At March 31, 2023, the amount of $25 remained due to Mr. Suchy and is reflected on the balance sheet as Advances payable – related parties.

NOTE 8 – COMMON AND PREFERRED STOCK

Preferred Stock:

The Company has authorized 54,000,000 shares of Preferred Stock, at various par values, of which 100 shares are designated as Series A Preferred, 200 shares are designated as Series B Preferred, 100 shares are designated as Series C Preferred, 5,000,000 shares are designated as Series D Preferred, 5,000,000 shares are designated as Series E Preferred, 25,000,000 shares are designated as Series F Preferred, and 10,000,000 shares are designated as Series G Preferred. The Company has also designated a 2018 Special Series of Preferred stock. As at March 31, 2023, we have 1 share designated as 2018 Special Series A Preferred Stock.

2018 Special Series A Preferred Shares:

There is one (1) share of 2018 Special Series A Preferred stock, $0.001 par value authorized which carries the right to 51% voting control of the Company.

At March 31, 2023 and March 31, 2022, there was one (1) share of 2018 Special Series A Preferred stock issued and outstanding.

Series A Preferred Shares:

There are a total of 200 shares of Series A Preferred Stock, $0.001 par value authorized. All shares of Preferred Series “A” stock held 12 months are eligible for conversion to common stock at a conversion price set at $0.20 cents per share and the Company has the right to effect a mandatory conversion of the Series A Preferred stock 24 months from the date of issuance of the Series A Preferred stock. Each Preferred Series “A” share is entitled to cast 100 votes in a shareholder meeting.

F-41

Megola, Inc.

Notes to Audited Financial Statements

for the Years ended March 31, 2023 and 2022

NOTE 8 – COMMON AND PREFERRED STOCK (CONTINUED)

Preferred Stock (continued):

Series A Preferred Share (Cont’d):

On July 19, 2021, two shareholders holding shares of Series A Preferred stock converted 1 share each and received 250 shares of common stock each increasing the issued and outstanding common stock of the Company by 500 shares.

At March 31, 2023 and 2022, there were a total of 68 shares of Series A Preferred Stock issued and outstanding.

Series B Preferred Shares:

There are a total of 100 shares of Series B Preferred Stock, $0.001 par value, authorized. All shares of Preferred Series “B” stock are convertible to common stock at a conversion price set at $0.05 cents per share or the 10-day average trading price of the common stock at the time of conversion, whichever is less, and have no voting rights.

At March 31, 2023 and March 31, 2022, there were a total of 6 shares of Series B Preferred Stock issued and outstanding.

Series C Preferred Shares:

There are a total of 100 shares of Series C Preferred Stock authorized, $0.001 par value. All shares of Preferred Series “C” stock held 12 months are convertible to common stock at a conversion price set at $0.10 cents per share or the 10-day average trading price of the common stock at the time of conversion, whichever is less. Each Preferred Series “C” share is entitled to cast 2,000 votes in a shareholder meeting.

At March 31, 2023and March 31, 2022, there were a total of 8 shares of Series C Preferred Stock issued and outstanding.

Series D Preferred Shares

There are a total of 5,000,000 shares of Series D Preferred Stock authorized, $10.00 par value, which may only be issued at the direction of the Board of Directors and with the consent of a majority of the shareholders of the Company. The shares when issued have a 6 month lock up period from the date of issuance and thereafter may be converted on the basis of 25% of the shares held by the shareholder quarterly, with no conversion resulting in the shareholder holding more than 9.99% of the issued and outstanding common stock. The shares are convertible into common stock at $0.001 per share. The shares carry voting rights of 100 shares of common stock for each one share held. The shares have the right to receive dividends and are anti-dilutive.

On May 24, 2022, the Company issued a total of 75,000 shares, par value $10 per share for an asset acquisition (Note 5), 25,000 of these shares were subsequently returned to the Company as a result of amendments to the original acquisition agreements and canceled retroactive to the original issue date.

On December 27, 2022, the Company issued a total of 25,000 shares, par value $10 per share for an asset acquisition (Note 5).

On February 3, 2023, the Company issued a total of 25,000 shares, par value $10 per share for an asset acquisition (Note 5).

At March 31, 2023and March 31, 2022, there were a total of 100,000 and 0 shares of Series D Preferred Stock issued and outstanding, respectively.

Series E Preferred Shares

There are a total of 5,000,000 shares of Series E Preferred Stock authorized, $5.00 par value, which may only be issued at the direction of the Board of Directors and with the consent of a majority of the shareholders of the Company. The shares when issued have a 6 month lock up period from the date of issuance and thereafter may be converted on the basis of 25% of the shares held by the shareholder quarterly, with no conversion resulting in the shareholder holding more than 9.99% of the issued and outstanding common stock. The shares are convertible into common stock at 35% of the 21-day average closing price of the common stock of the Company or $$0.0025 per share, whichever is higher. The Company may elect a mandatory conversion of the stock into common shares, cash or a combination.

F-42

Megola, Inc.

Notes to Audited Financial Statements

for the Years ended March 31, 2023 and 2022

NOTE 8 – COMMON AND PREFERRED STOCK (CONTINUED)

Preferred Stock (continued):

Series E Preferred Share (Cont’d):

of cash and common stock after five years from the date of issuance. The shares carry voting rights of 10 shares of common stock for each one share held. The shares are anti-dilutive. The shares have no rights to receive dividends.

At March 31, 2023 and March 31, 2022, there were no shares issued and outstanding.

Series F Preferred Shares

There are a total of 25,000,000 shares of Series F Preferred Stock authorized, $1.00 par value which may only be issued at the direction of the Board of Directors and with the consent of a majority of the shareholders of the Company. The shares when issued have a 6 month lock up period from the date of issuance and thereafter may be converted into common stock and may be fully converted after 12 months of issuance. The shares are convertible into common stock at a 25% discount to the 21-day average closing price of the common stock of the Company or $0.0025 per share, whichever is higher. The Company may elect a mandatory conversion of the stock into common shares, cash or a combination of cash and common stock after five years from the date of issuance. The shares carry no voting rights. The shares are anti-dilutive. The shares have no right to receive dividends.

On May 24, 2022 the Company issued a total of 30,000 shares of Series F Preferred Stock as consideration under the terms of two acquisition agreements (15,000 shares for each acquisition) valued at $1.00 per share. (Note 5).

On September 15, 2022, the Company received notices of conversion from certain holders and converted 55,000 Series F Preferred Shares into 19,503,546 shares of common stock at a conversion price of $0.00282 per share.

On December 27, 2022, the holders of 15,000 shares of Series F Preferred Stock returned their shares for cancelation as part of an amended acquisition agreement. (Note 5)

At March 31, 2023 and March 31, 2022, there were 0 and 40,000 shares of Series F Preferred Stock issued and outstanding, respectively.

Series G Preferred Shares

There are a total of 10,000,000 shares of Series G Preferred Stock authorized, $1.00 par value which may only be issued at the direction of the Board of Directors and with the consent of a majority of the shareholders of the Company. The shares when issued have a 6-month lock-up period from the date of issuance and thereafter may be converted into common stock and may be fully converted after 12 months of issuance. The shares are convertible into common stock at 50% of the 21-day average closing price of the common stock of the Company or $$0.0025 per share, whichever is higher. The Company may elect a mandatory conversion of the stock into common shares, cash or a combination of cash and common stock after five years from the date of issuance. The shares carry no voting rights. The shares are anti-dilutive. The shares have no rights to receive dividends.

At March 31, 2023 and March 31, 2022, there were no shares issued and outstanding.

Common stock:

The Company has authorized 3,000,000,000 shares of Common Stock, $0.001 par value.

During the year ended March 31, 2022, the Company issued 500 shares of common stock pursuant to the conversion of two shares of the Company’s Series A Preferred stock.

Further during the year ended March 31, 2022, the Company returned to treasury a total of 19,500,000 shares of common stock for cancellation.

During the fiscal year ended March 31, 2023, the Company issued a total of 15,277,777 shares of common stock at a conversion price of $0.0018 per share in settlement of $25,000 in principal and $2,500 in interest payable under a convertible note (ref Note 6).

F-43

Megola, Inc.

Notes to Audited Financial Statements

for the Years ended March 31, 2023 and 2022

NOTE 8 – COMMON AND PREFERRED STOCK (CONTINUED)

Common stock (continued):

During the fiscal year ended March 31, 2023, the Company converted 55,000 Series F Preferred Shares into 19,503,546 shares of common stock at a conversion price of $0.00282 per share.

At March 31, 2023 and 2022 there were a total of 269,876,882 and 235,095,560 shares of common stock issued and outstanding, respectively.

NOTE 9 - DERIVATIVE LIABILITIES

On March 31, 2023 and 2022, the fair market value of the 0 and 40,000 shares of Series F Convertible Preferred stock was revalued and the Company recorded an increase to derivative liabilities of $0 and $9,866 during the fiscal years ended March 31, 2023 and 2022, respectively. Total derivative liabilities reflected on the Company’s balance sheets at March 31, 2023 and 2022 totaled $0 and $9,866.

NOTE 10 – OTHER EVENTS

On March 19, 2023, the Company entered into an Exclusive Global Supply Agreement with Liquidnano, Inc. an industry leader in Liquid Glass Screen Protection for mobile devices. These wipe-on products provide scratch, shatter, and impact resistance to all types of handheld device screens. Under the terms of the agreement, Liquidnano, Inc. (the “Distributor”) must purchase at least $725,000 USD of Product during the first twelve (12) months following execution of the Agreement, $1,495,000 USD of Product within months thirteen (13) to twenty-four (24), and $2,810,000 within months twenty-five (25) to thirty-six (36), where month one (1) starts on the first day of the calendar month immediately following the Effective Date. Volume targets beyond that will be mutually agreed upon but shall be at least $2,810,000 USD per year. If the volume target is missed, the agreement will become nonexclusive unless at least 75% of the annual minimum is achieved, in which case the exclusivity is not revoked. However, the shortfall must be made up the following year or the Agreement becomes non-exclusive.

NOTE 11 – INCOME TAXES

The provision (benefit) for income taxes consists of the following components for the fiscal years ended March 31, 2023 and 2022:

	2023	2022
Current	$-0-	$-0-
Deferred	-0-	-0-
	$-0-	$-0-

The effective income tax rate for the fiscal years ended March 31, 2023 and 2022 consisted of the following:

	2022	2021
Federal statutory income tax rate	(21.00)%	(21.00)%
State income taxes-net	—	—
Valuation allowance	21.00%	21.00%
Permanent difference	0.00%	0.00%
Net effective income tax rate	0.00%	0.00%

The Company’s total deferred tax asset, deferred tax liabilities, and deferred tax asset valuation allowance as of March 31, 2023 and 2022 were as follows:

	2023	2022
Net operating loss carryforward	$134,500	$95,200
Less: valuation allowance	(134,500)	(95,200)

Net Deferred tax assets	—	—

F-44

Megola, Inc.

Notes to Audited Financial Statements

for the Years ended March 31, 2023 and 2022

NOTE 11 – INCOME TAXES (CONTINUED)

Deferred income taxes arise from timing differences resulting from income and expense items reported for financial accounting and tax purposes in different periods. A deferred tax asset valuation allowance is recorded when it is more likely than not that deferred tax assets will not be realized. The Company's deferred tax assets, in the amount of $134,500 (2022 - $95,200) consist entirely of estimated benefit from net operating loss (NOL) carry forwards in the most recently completed three fiscal years. The Company has unfiled tax returns from at least fiscal 2017 and therefore has limited its available net operating carryforwards.

The Company’s deferred tax assets are offset by a valuation allowance due to the uncertainty of the realization of the net operating loss carry forwards. Operating loss carry forwards in the amount of $640,398 (2022 - $453,257) may be further limited by changes in ownership and other provisions of the tax laws.

NOTE 12 – SUBSEQUENT EVENTS

On August 22, 2023, the Company entered into an exclusive supply and distribution agreement with STAT Sanitizing LLC (“STAT”) whereby the Company granted STAT the exclusive rights to market and sell certain Megola products within the Territory defined as the US market for remediation services. The agreement has a term of 24 months, renewal for consecutive 12-month periods subject to STAT meeting certain minimum purchase commitments. STAT must purchase at least $500,000 USD of product during the first 12 months from August 22, 2023, and $1,000,000USD of product during the second 12 months. Should the volume targets not be met the agreement will become non-exclusive for the remaining term of the agreement. Any sales by the Company in the Territory or by STAT outside of the Territory, the Company will pay STAT a commission fee of 10% of all such sales and the sales will be included in the minimum purchase commitments. The product included in the agreement is MedeSol Cleaner Deodorizer.

The Company has evaluated subsequent events from the balance sheet date through the date that the financial statements were issued and determined that there are no additional subsequent events to disclose.

F-45

 Index to Exhibits

Exhibit Number	Exhibit Description
Ex-2A	Articles of Incorporation, plus Amendments and Certificates of Designation
Ex-2B	Bylaws
Ex-4	Subscription Agreement
Ex-6a	Definitive Contract for the Exclusive License/Manufacturing of GS Capital Blends LLC Product Lines
Ex-6b	Definitive Contract for the Exclusive License/Manufacturing of Medesol Global Inc Product Lines
Ex-6c	Definitive Contract for the Exclusive License/Manufacturing of Medesol Global Inc Product Lines (Si02)
Ex-10	Board Resolution Approving Offering Circular
Ex-11	Auditor Consent
Ex-12	Legal Opinion

43

SIGNATURES

Pursuant to the requirements of Regulation A, the issuer certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form 1-A and has duly caused this Offering Circular to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Bonita Springs, Florida , on  May 7, 2024.

Megola, Inc.

By: /s/ Robert Gardiner

Robert Gardiner, President and CEO  of Megola, Inc..

Dated:  May 7, 2024

44